SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     February 23, 1997
                                                --------------------------



                        Security-Connecticut Corporation
                        --------------------------------
             (Exact name of registrant as specified in its chapter)



          Delaware                   001-12746                    06-1383088
          --------                   ---------                    ----------
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)



              20 Security Drive
              Avon, Connecticut                                      06001
              -----------------                                      -----
   (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code (860) 677-8621



  (Former name or former address, if changed since last report) Not Applicable



                     The Exhibit Index is located on Page 4
                                Page 1 of 60 Pages

Other Events

     Security-Connecticut Corporation has entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 23, 1997, with ReliaStar Financial Corp., a Delaware corporation. The Merger Agreement and related Press Release, issued February 24, 1997, are attached as Exhibit 2.1 and Exhibit 99.1, respectively.


Item 7.   Financial Statements and Exhibits.


          c. The following exhibits are filed with this report:

          2.1  Agreement  and Plan of Merger,  dated  February  23,  1997 by and
               among   ReliaStar   Financial   Corp.  and   Security-Connecticut
               Corporation.

          99.1 Press   Release,    dated   February   24,   1997,    issued   by
               Security-Connecticut Corporation

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                       SECURITY-CONNECTICUT CORPORATION


DATED:   February 25, 1997             By: Robert J. Voight
                                          -----------------
                                           Name: Robert J. Voight
                                           Title:Executive Vice President

                                  EXHIBIT INDEX

                                                                         Page in

Sequentially
Exhibit                                                              Numbered
Number                              Description                         Copy


 2.1    Agreement  and Plan of Merger,  dated  February  23, 1997          5
        by and among ReliaStar Financial Corp. and Security-Connecticut Corporation.

99.1    Press Release, dated February 24, 1997, issued by                 53
        Security-Connecticut Corporation

                                                                     Exhibit 2.1

------------------------------------------------------------------------------






                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                            RELIASTAR FINANCIAL CORP.

                                       and

                        SECURITY-CONNECTICUT CORPORATION




                          Dated as of February 23, 1997









------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                           (Not Part of the Agreement)

                                                                            Page
INTRODUCTION AND RECITALS....................................................1


I. CONTEMPLATED BUSINESS COMBINATION.........................................1
      1.1 The Merger.........................................................1
      1.2 Effect of the Merger...............................................1
      1.3 Consummation of the Merger.........................................2
      1.4 Closing............................................................2
      1.5 Certificate of Incorporation and By-Laws...........................2
      1.6 Conversion of Securities...........................................2
      1.7 Letters of Transmittal.............................................5
      1.8 Lost, Stolen or Destroyed Certificate..............................5
      1.9 Further Action.....................................................5


II. REPRESENTATIONS AND WARRANTIES...........................................5
      2.1 Representations and Warranties of RELIASTAR........................5
            (a) Organization and Compliance with Law.........................5
            (b) Capitalization...............................................6
            (c) Authorization and Validity of Agreements.....................7
            (d) No Notices or Approvals Required and No Conflicts............8
            (e) RELIASTAR Reports and Financial Statements...................8
            (f) Conduct of Business in the  Ordinary  Course and Absence
                  of Certain Changes and Events.............................10
            (g) Certain Fees................................................10
            (h) Litigation..................................................10
            (i) Employee Benefit Plans......................................11
            (j) Taxes.......................................................12
            (k) Intellectual Property.......................................13
            (l) Environmental Matters.......................................13
            (m) Opinion of Financial Advisor................................14
            (n) Investigation by RELIASTAR..................................14
      2.2 Representations and Warranties of SECURITY........................15
            (a) Organization and Compliance with Law........................15
            (b) Capitalization..............................................16
            (c) Authorization and Validity of Agreements....................17
            (d) No Notices or Approvals Required and No Conflicts...........17
            (e) SECURITY Reports and Financial Statements...................18
            (f) Conduct of Business in the  Ordinary  Course and Absence
                  of Certain Changes and Events.............................20
            (g) Certain Fees................................................20
            (h) Litigation..................................................20
            (i) Employee Benefit Plans......................................21
            (j) Taxes.......................................................21
            (k) Intellectual Property.......................................23
            (l) No Secured Debt.............................................23

            (m) Environmental Matters.......................................23
            (n) Opinion of Financial Advisor................................24
            (o) Investigation by SECURITY...................................24


III. COVENANTS OF SECURITY..................................................25
      3.1  Conduct of Business by  SECURITY  and  SECURITY  Subsidiaries
            Pending the Merger..............................................25
      3.2 Proxy Statement...................................................26
      3.3 Meeting of Stockholders of SECURITY...............................27
      3.4 No Solicitation of Acquisition Transactions.......................27
      3.5 Access to Information; Confidentiality............................28
      3.6 Dissenters' Rights................................................29
      3.7 Tax Certificate...................................................29
      3.8 Amendment to Rights Plan..........................................29


IV. COVENANTS OF RELIASTAR..................................................29
      4.1 Conduct of Business by RELIASTAR  and  RELIASTAR  Subsidiaries
            Pending the Merger..............................................29
      4.2 Proxy Statement...................................................31
      4.3 Registration Statement............................................31
      4.4 Access to Information; Confidentiality............................31
      4.5 Reservation of RELIASTAR Capital Stock............................32
      4.6 Tax Certificate...................................................32
      4.7 Employee Benefits.................................................32
      4.8  Indemnification..................................................33
      4.9  SECURITY Options.................................................33
      4.10 Tax Matter.......................................................34


V. MUTUAL COVENANTS.........................................................34
      5.1 Expenses..........................................................34
      5.2 Reimbursement of Expenses; SECURITY Fee...........................34
      5.3 Additional Agreements.............................................35
      5.4 Notification of Certain Matters...................................35
      5.5 Agreement to Defend...............................................35
      5.6 Compliance with HSR Act...........................................35
      5.7 Securities Laws...................................................35


VI. CONDITIONS..............................................................36
      6.1 Conditions to Obligations of Each Party to Effect the Merger......36
      6.2 Additional Conditions to Obligations of RELIASTAR.................37
      6.3 Additional Conditions to Obligations of SECURITY..................37


VII. MISCELLANEOUS..........................................................38
      7.1 Termination.......................................................38
      7.2 Effect of Termination.............................................40
      7.3 Waiver and Amendment..............................................40
      7.4 Nonsurvival of Representations and Warranties.....................40

      7.5 Public Statements.................................................40
      7.6 Knowledge.........................................................40
      7.7 Assignment........................................................40
      7.8 Notices...........................................................40
      7.9 Governing Law.....................................................41
      7.10 Severability.....................................................42
      7.11 Counterparts.....................................................42
      7.12 Headings.........................................................42
      7.13 Entire Agreement.................................................42
      7.14 Limited Liability................................................42
      7.15 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL....................42


Exhibit 2.1(a) RELIASTAR Subsidiaries
Exhibit 2.2(a) SECURITY Subsidiaries
Exhibit 3.7 Substance of SECURITY Tax Certificate Exhibit 4.6 Substance of RELIASTAR Tax Certificate Exhibit 4.7(b) RELIASTAR Plans Exhibit 6.2(e) Substance of Opinion of Counsel to SECURITY Exhibit 6.3(d) Substance of Opinion of Counsel to RELIASTAR

                             INDEX OF DEFINED TERMS
                           (Not Part of the Agreement)

                                                                        Section
Acquisition Proposal....................................................5.2(b)
Acquisition Transaction....................................................3.4
Agreement.........................................................Introduction
Approval Date..............................................................1.4
By-Laws....................................................................1.5
Certificate................................................................1.5
Closing....................................................................1.4
Closing Date...............................................................1.4
Code..................................................................Recitals
Common Stock of the Surviving Corporation...............................1.6(a)
Constituent Corporations...................................................1.2
Delaware Law...............................................................1.1
Effective Time.............................................................1.3
Environmental Law....................................................2.1(1)(i)
ERISA................................................................2.1(i)(i)
Exchange Agent..........................................................1.6(b)
Exchange Price.......................................................1.6(b)(i)
Exchange Ratio..........................................................1.6(b)
Hazardous Substances.................................................2.1(1)(i)
HSR Act............................................................2.1(d)(iii)
IRS................................................................2.1(i)(iii)
Indemnitees.............................................................4.9(a)
LSL.....................................................................2.2(a)
Material Adverse Effect on RELIASTAR....................................2.1(a)
Material Adverse Effect on SECURITY.....................................2.2(a)
Material Breach.........................................................5.2(a)
Merger................................................................Recitals
1933 Act.............................................................2.1(e)(i)
1934 Act.............................................................2.1(e)(i)
NLIC....................................................................2.1(a)
PBGC................................................................2.1(i)(ii)
Potential Acquirer.........................................................3.4
Potential Acquirer Confidentiality Agreement...............................3.4
Proxy Statement............................................................3.2
Registration Statement.....................................................4.3
RELIASTAR.........................................................Introduction
RELIASTAR Board.......................................................Recitals
RELIASTAR Common Stock................................................Recitals
RELIASTAR Disclosure Letter................................................2.1
RELIASTAR Drip.....................................................2.1(b)(ii)
RELIASTAR Employee Plans.............................................2.1(i)(i)
RELIASTAR Insurance Filings..........................................2.1(e)(v)
RELIASTAR Insurance Subsidiaries........................................2.1(a)
RELIASTAR Insurance Subsidiary Shares..............................2.1(b)(iii)
RELIASTAR Junior Preferred Stock.....................................2.1(b)(i)
RELIASTAR Pension Plans..............................................2.1(i)(i)

RELIASTAR Plans.........................................................4.7(b)
RELIASTAR Proxy Statement...........................................2.1(b)(ii)
RELIASTAR Rights.....................................................2.1(b)(i)
RELIASTAR Rights Agreement...........................................2.1(b)(i)
RELIASTAR SEC Reports................................................2.1(e)(i)
RELIASTAR Subsidiaries..................................................2.1(a)
RELIASTAR Subsidiary Shares........................................2.1(b)(iii)
RELIASTAR 10-K......................................................2.1(b)(ii)
RELIASTAR 10-Qs....................................................2.1(e)(iii)
RBSL....................................................................2.1(a)
RLIC....................................................................2.1(a)
RUSLIC..................................................................2.1(a)
SEC..................................................................2.1(e)(i)
Section 2.1(j) Investor.............................................2.1(j)(iv)
Section 2.2(j) Investor.............................................2.2(j)(iv)
SECURITY..........................................................Introduction
SECURITY Board........................................................Recitals
SECURITY Common Stock.................................................Recitals
SECURITY Disclosure Letter.................................................2.2
SECURITY Employee Plans..............................................2.2(i)(i)
SECURITY Incentive Shares...........................................2.2(b)(ii)
SECURITY Insurance Filings..........................................2.2(e)(vi)
SECURITY Insurance Subsidiaries.........................................2.2(a)
SECURITY Long-Term Incentive Plan...................................2.2(b)(ii)
SECURITY Option Plan................................................2.2(b)(ii)
SECURITY Options....................................................2.2(b)(ii)
SECURITY Pension Plans...............................................2.2(i)(i)
SECURITY Plans..........................................................4.7(a)
SECURITY Rights......................................................2.2(b)(i)
SECURITY Rights Agreement............................................2.2(b)(i)
SECURITY SEC Reports.................................................2.2(e)(i)
SECURITY Subsidiaries...................................................2.2(a)
SECURITY Subsidiary Shares.........................................2.2(b)(iii)
SECURITY 10-K.......................................................2.2(e)(iv)
SECURITY 10-Qs......................................................2.2(e)(iv)
SCL.....................................................................2.2(a)
Surviving Corporation......................................................1.1
Tax or Taxes.........................................................2.1(j)(i)
Tax Returns..........................................................2.1(j)(i)

      AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 23, 1997, by and between ReliaStar Financial Corp., a Delaware corporation
("RELIASTAR"), and Security-Connecticut Corporation, a Delaware corporation ("SECURITY").

                                    RECITALS

      WHEREAS, the Board of Directors of RELIASTAR (the "RELIASTAR Board") and the Board of Directors of SECURITY (the "SECURITY Board") respectively believe it is in the long-term strategic interests of RELIASTAR and its stockholders and of SECURITY and its stockholders that RELIASTAR and SECURITY effect the transactions contemplated hereby;

      WHEREAS, RELIASTAR and SECURITY desire to adopt a plan of reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), providing for the merger of SECURITY with and into RELIASTAR (the "Merger") pursuant to which all of the issued and outstanding shares of Common Stock, $.01 par value per share, of SECURITY ("SECURITY Common Stock") will be converted into and exchanged for shares of Common Stock, without par value, of RELIASTAR ("RELIASTAR Common Stock"), all pursuant to the plan of reorganization set forth herein;

      WHEREAS, the RELIASTAR Board and the SECURITY Board have each approved this Agreement, the Merger and the other transactions contemplated hereby;

      WHEREAS, RELIASTAR and SECURITY desire to effect the Merger and the other transactions contemplated hereby; and

      WHEREAS, the parties hereto desire to set forth certain representations, warranties, covenants and agreements made by each to the other as an inducement to the consummation of the Merger and the other transactions contemplated hereby;

      NOW,   THEREFORE,   in   consideration   of  the   premises   and  of  the
representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

I.    CONTEMPLATED BUSINESS COMBINATION

      In accordance with the terms and subject to the conditions of this Agreement, RELIASTAR and SECURITY shall effect the Merger as follows:

      1.1 The Merger. At the Effective Time (as defined in Section 1.3), in accordance with this Agreement and the General Corporation Law of the State of Delaware (the "Delaware Law"), SECURITY shall be merged with and into RELIASTAR, the separate existence of SECURITY shall cease, and RELIASTAR shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time and shall be governed by the laws of the State of Delaware. RELIASTAR is herein sometimes referred to as the "Surviving Corporation".

      1.2 Effect of the Merger. At the Effective Time, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, of each of RELIASTAR and SECURITY (collectively, the "Constituent Corporations") and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property of each of the Constituent Corporations, real, personal and mixed, and all debts due to each of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; all assets, property, rights, privileges, powers and franchises and all and every other interest of each of the Constituent Corporations shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations; and the title to any real estate vested by deed or otherwise under the laws of the United States, the State of Delaware or other jurisdiction in each of the Constituent Corporations shall be vested in the Surviving Corporation and shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and all liens upon any property of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities, obligations and duties of each of the Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the extent as if such debts, liabilities, obligations and duties had been incurred or contracted by it; all in accordance with Section 259(a) of the Delaware Law.

      1.3 Consummation of the Merger. As soon as is practicable on the Closing Date (as defined in Section 1.4) after all conditions to the consummation of the Merger set forth herein have been satisfied or duly waived, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware, a Certificate of Merger in such form as is required by, and executed, acknowledged and certified in accordance with, the relevant provisions of the Delaware Law (the time of such filing is herein referred to as the "Effective Time").

      1.4 Closing. The closing of the Merger (the "Closing") shall take place:

            (a) at the offices of Faegre & Benson LLP, 2200 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, at 10:00 a.m. Minneapolis time on the fifth business day following (i) the date of the last to occur of compliance with the conditions to the Closing set forth in Section 6.1(a), (b),
(d), (e) and (f), (ii) if any order referred to in Section 6.1(c) shall be in effect on the date described in the foregoing Clause (i), the date such order ceases to be in effect, or (iii) if any condition set forth in Section 6.2 or
Section 6.3 is not satisfied or waived on the date described in the foregoing Clause (i) or (ii), the date on which any cure period provided by Section 7.1(d) or 7.1(e) expires or such earlier date on which the cure is effected (the date determined in accordance with foregoing Clauses (i), (ii) and (iii) hereinafter called the "Approval Date"); or

            (b) at such other time and place or on such other date as RELIASTAR and SECURITY shall mutually agree (such fifth business day following the Approval Date or such other mutually agreed to date is herein referred to as the "Closing Date").

      1.5 Certificate of Incorporation and By-Laws. The Certificate of Incorporation of RELIASTAR (the "Certificate") and the By-Laws of RELIASTAR (the "By-Laws"), as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation and thereafter shall continue to be its Certificate of Incorporation and By-Laws until amended as provided therein and in accordance with the Delaware Law.

      1.6 Conversion of Securities. In accordance with the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of RELIASTAR, SECURITY or the holder of any of the following securities:

            (a) Each share of RELIASTAR Common Stock outstanding immediately prior to the Effective Time shall remain outstanding as a share of RELIASTAR Common Stock (the "Common Stock of the Surviving Corporation") and shall not be converted into any other securities or cash pursuant to the Merger. The certificates for such shares shall not be surrendered or in any way modified by reason of the effectiveness of the Merger.

            (b) Each share of SECURITY Common Stock outstanding immediately prior to the Effective Time shall be automatically converted into such number of fully paid and nonassessable shares of Common Stock of the Surviving Corporation as determined in accordance with this Section 1.6(b). The number of shares of Common Stock of the Surviving Corporation to be received for each share of SECURITY Common Stock (the "Exchange Ratio") shall be determined as follows:

                  (i) if the average of the per share closing sale prices of RELIASTAR Common Stock on the New York Stock Exchange Composite Tape for the 20 trading days immediately prior to the Approval Date (the "Exchange Price") is equal to or greater than $52.65 and not greater than $60.65, the Exchange Ratio shall be equal to the quotient (rounded to the fourth decimal place) obtained by dividing $47.00 by the Exchange Price;

                  (ii) if the Exchange Price is less than $52.65 but equal to or greater than $49.00, the Exchange Ratio shall be .8927;

                  (iii) if the Exchange Price is greater than $60.65 but equal to or less than $64.30, the Exchange Ratio shall be .7749;

                  (iv) if the Exchange Price is less than $49.00, the Exchange Ratio shall be as set forth in Clause (A) or (B) below:

                    (A)   .8927, or

                    (B) if RELIASTAR shall so designate by written notice to SECURITY on the second business day following the Approval Date, the quotient (rounded to the fourth decimal point) obtained by dividing $43.74 by the Exchange Price; and

                  (v) if the Exchange Price is greater than $64.30, the Exchange Ratio shall be as set forth in Clause (A) or (B) below:

                    (A)   .7749, or

                    (B) if SECURITY shall so designate by written notice to RELIASTAR on the second business day following the Approval Date, the quotient (rounded to the fourth decimal point) obtained by dividing $49.83 by the Exchange Price.

The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into RELIASTAR Common Stock or SECURITY Common Stock), exchange of shares, reclassification, reorganization, recapitalization or other similar change (including the exercise of any RELIASTAR Rights under the RELIASTAR Rights Agreement (as such terms are defined in Section 2.1(b)(i)) or the exercise of any SECURITY Rights under the SECURITY Rights Agreement (as such terms are defined in Section 2.2(b)(i))) with respect to the RELIASTAR Common Stock or the SECURITY Common Stock occurring after the date hereof and prior to the Effective Time. After the Effective Time, each record holder of a certificate or certificates that immediately prior thereto represented outstanding shares of SECURITY Common Stock shall be entitled, upon surrender thereof to the Surviving Corporation or the exchange or transfer agent (the "Exchange Agent") for the Common Stock of the Surviving Corporation, promptly to receive in exchange therefor a certificate or certificates representing the number of whole shares of Common Stock of the Surviving Corporation into which such shares of SECURITY Common Stock shall have been converted pursuant to this
Section 1.6, in such denominations and registered in such names as such holder may request, and, in addition, each such holder who would otherwise be entitled to a fraction of a share of Common Stock of the Surviving Corporation shall be entitled, upon such surrender of a certificate or certificates to the Surviving Corporation or the Exchange Agent, promptly to be paid cash for such fraction of a share in accordance with Section 1.6(e). Until so surrendered, each certificate that immediately prior to the Effective Time represented outstanding shares of SECURITY Common Stock shall be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends or other distributions, to evidence the ownership of the number of whole shares of Common Stock of the Surviving Corporation into which such shares of SECURITY Common Stock shall have been so converted and to be paid cash in lieu of the issuance of any fractional share of Common Stock of the Surviving Corporation in accordance with Section 1.6(e). Unless and until any such certificate that immediately prior to the Effective Time represented outstanding shares of SECURITY Common Stock shall be so surrendered, no dividends or other distributions payable to the holders of Common Stock of the Surviving Corporation, as of the Effective Time or any time thereafter, shall be paid to the holder of such certificate; provided however, that, upon surrender of such certificate that immediately prior to the Effective Time represented outstanding shares of SECURITY Common Stock, there will be promptly paid to the record holder of the certificate or certificates issued in exchange therefor the amount, without interest thereon, of dividends and other distributions, if any, that theretofore became payable with respect to the number of whole shares of Common Stock of the Surviving Corporation issued to such holder.

            (c) All shares of Common Stock of the Surviving Corporation into which shares of SECURITY Common Stock shall have been converted pursuant to
Section 1.6(b) shall be issued, and cash payable for any fractional shares pursuant to Section 1.6(e) shall be paid, in full satisfaction of all rights pertaining to such converted shares.

            (d) If any certificate for shares of Common Stock of the Surviving Corporation is to be issued in a name other than that of the record holder of the certificate surrendered in exchange therefor, it will be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such issuance shall have paid to the Exchange Agent or any other agent designated by RELIASTAR any transfer or other taxes required by reason of the issuance of a certificate for shares of Common Stock of the Surviving Corporation in any name other than that of the record holder of the certificate surrendered, or established to the satisfaction of the Exchange Agent or any other agent designated by RELIASTAR that such tax has been paid or is not payable.

            (e) No fraction of a share of Common Stock of the Surviving Corporation shall be issued, but in lieu thereof each record holder of shares of SECURITY Common Stock who would otherwise be entitled to a fraction of a share of Common Stock of the Surviving Corporation shall be entitled, upon surrender to the Surviving Corporation or the Exchange Agent of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of SECURITY Common Stock, promptly to be paid in cash an amount equal to the value of such fraction of a share based upon the Exchange Price and the Exchange Ratio. No interest shall be paid on any such amount.

            (f) All shares of SECURITY Common Stock held by a record holder shall be aggregated for the purposes of computations of the number of shares of Common Stock of the Surviving Corporation issuable and cash to be paid in lieu of fractional shares hereunder.

      1.7 Letters of Transmittal. Promptly after the Effective Time, the Surviving Corporation shall, or shall cause the Exchange Agent to, mail, to each record holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of SECURITY Common Stock, a letter of transmittal and reasonable instructions for such holder's use in effecting the surrender of such certificate or certificates in exchange for a certificate or certificates representing shares of Common Stock of the Surviving Corporation.

      1.8 Lost, Stolen or Destroyed Certificate. In the event that any certificate evidencing shares of SECURITY Common Stock shall be alleged to have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such alleged lost, stolen or destroyed certificate, upon the making of an affidavit of such allegation by the record holder thereof, a certificate for such shares of Common Stock of the Surviving Corporation and such record holder shall be entitled to any cash payments required pursuant to Section 1.6; provided however, that the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require such holder of such alleged lost, stolen or destroyed certificate to deliver a bond in such sum as the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation and/or the Exchange Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

      1.9 Further Action. Each of RELIASTAR and SECURITY shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Constituent Corporations, the directors and officers of each of the Constituent Corporations are fully authorized and empowered in the name and on behalf of their respective corporation or otherwise to take, and shall take, all such further action.

II.   REPRESENTATIONS AND WARRANTIES

      2.1 Representations and Warranties of RELIASTAR. RELIASTAR hereby represents and warrants to SECURITY that, except as disclosed in a disclosure letter delivered by RELIASTAR to SECURITY prior to the date hereof (the "RELIASTAR Disclosure Letter"):

            (a) Organization and Compliance with Law. Each of RELIASTAR and its direct and indirect subsidiaries (all such direct and indirect subsidiaries, including without limitation ReliaStar Life Insurance Company, a Minnesota corporation ("RLIC") and a wholly owned subsidiary of RELIASTAR, Northern Life Insurance Company, a Washington corporation ("NLIC") and a wholly-owned subsidiary of RLIC, ReliaStar United Services Life Insurance Company, a Virginia corporation ("RUSLIC") and a wholly-owned subsidiary of RLIC, and ReliaStar Bankers Security Life Insurance Company, a New York corporation ("RBSL") and a wholly owned subsidiary of RUSLIC, are herein sometimes collectively referred to as the "RELIASTAR Subsidiaries" and RLIC, NLIC, RUSLIC and RBSL are herein sometimes referred to as the "RELIASTAR Insurance Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and corporate authority and all requisite governmental and other authorizations to own, lease and operate its assets and properties and to carry on its business as now being conducted, except such governmental and other authorizations (if any) where the failure to have such authorizations does not and would not, either individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of RELIASTAR and the RELIASTAR Subsidiaries, taken as a whole (a "Material Adverse Effect on RELIASTAR"). RELIASTAR is incorporated in the State of Delaware. Exhibit 2.1(a) hereto sets forth the name and jurisdiction of incorporation of each of the RELIASTAR Subsidiaries. Each of RELIASTAR and the RELIASTAR Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on RELIASTAR. Each of RELIASTAR and the RELIASTAR Insurance Subsidiaries possesses all material permits, licenses, authorizations, certificates, franchises, orders, consents or other indicia of authority required by any governmental, administrative or regulatory authority or agency and is in compliance with all applicable laws, judgments, orders, decrees, rules and regulations, except where the failure to possess such permits, licenses and other authorizations does not and would not, either individually or in the aggregate, have a Material Adverse Effect on RELIASTAR. RELIASTAR has heretofore delivered to SECURITY true and complete copies of the Certificate and the By-Laws and of the charter and bylaws of each of the RELIASTAR Insurance Subsidiaries, in each case as in existence on the date hereof.

            (b)   Capitalization.

                  (i) The authorized capital stock of RELIASTAR consists of 100,000,000 shares of RELIASTAR Common Stock and 7,000,000 shares of preferred stock, without par value. As of December 31, 1996, there were issued and outstanding 40,016,685 shares of RELIASTAR Common Stock. As of such date, there were also reserved for issuance up to 2,500,000 shares of RELIASTAR's Series A Junior Participating Preferred Stock ("RELIASTAR Junior Preferred Stock") issuable under a Rights Agreement, dated as of October 7, 1988, as amended, between RELIASTAR and Norwest Bank Minnesota, National Association, as Rights Agent (the "RELIASTAR Rights Agreement"), pursuant to which each outstanding share of RELIASTAR Common Stock has attached to it certain rights ("RELIASTAR Rights") including rights under certain circumstances to purchase one-tenth of a share of RELIASTAR Junior Preferred Stock at $200, at the date hereof, subject to adjustment. Except for shares of RELIASTAR Common Stock issued in connection with the exercise of options to purchase ReliaStar Common Stock, since December 31, 1996 no shares of RELIASTAR capital stock have been issued. All outstanding shares of RELIASTAR capital stock are validly issued, fully paid and nonassessable and no holder thereof is entitled to any preemptive rights. All shares of Common Stock of the Surviving Corporation issued in accordance with this Agreement, when issued, will be validly issued, fully paid and nonassessable, will have RELIASTAR Rights attached thereto in accordance with the RELIASTAR Rights Agreement and will not have any preemptive rights. Neither RELIASTAR nor any of the RELIASTAR Insurance Subsidiaries is a party to, nor is RELIASTAR aware of, any voting agreement, voting trust or similar agreement, arrangement or understanding relating to any class of capital stock of, or any agreement, arrangement or understanding providing for registration rights with respect to any class of capital stock or other securities of, RELIASTAR or any of the RELIASTAR Insurance Subsidiaries, other than voting arrangements relating to the RELIASTAR Common Stock held by RELIASTAR's Employee Stock Ownership Plan and except for any such voting agreements, voting trusts or similar agreements as may be disclosed in any filings under Section 13(d) or 13(g) of the 1934 Act.

                  (ii)  Other  than  the  RELIASTAR  Dividend  Reinvestment  and
Optional Cash Payment Plan (the "RELIASTAR DRIP"), the RELIASTAR Rights Agreement and options outstanding under the RELIASTAR employee benefit and option plans as described in RELIASTAR's Annual Report on Form 10-K for the year ended December 31, 1995 (the "RELIASTAR 10-K") or RELIASTAR's proxy statement dated March 26, 1996 (the "RELIASTAR Proxy Statement"), there are not now, and at the Effective Time there will not be, any outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of RELIASTAR, or contracts, agreements, arrangements or understandings to which RELIASTAR is a party, or by which it is or may be bound, to issue additional shares of any class of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any additional shares of any class of capital stock of RELIASTAR.

                  (iii) The shares of capital stock or other equity securities of each of the RELIASTAR Subsidiaries are collectively referred to herein as the "RELIASTAR Subsidiary Shares". The shares of capital stock or other equity securities of each of the RELIASTAR Insurance Subsidiaries are collectively referred to herein as the "RELIASTAR Insurance Subsidiary Shares." All outstanding RELIASTAR Subsidiary Shares are validly issued, fully paid and nonassessable and, except as set forth in Exhibit 2.1(a) hereto, owned beneficially and of record directly or indirectly by RELIASTAR, free and clear of all liens, pledges, security interests, claims or other encumbrances. Except as aforesaid, there are not now, and at the Effective Time will not be, any (A) outstanding RELIASTAR Insurance Subsidiary Shares that are owned of record or beneficially by any person or entity other than RELIASTAR or one of the RELIASTAR Subsidiaries, or (B) outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of any of the RELIASTAR Insurance Subsidiaries, or contracts, agreements, arrangements or understandings to which RELIASTAR or any of the RELIASTAR Insurance Subsidiaries is a party, or by which any thereof is or may be bound, to issue additional shares of any class of capital stock or options, warrants, scrip or rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any additional shares of any class of capital stock of any of the RELIASTAR Subsidiaries.

            (c) Authorization and Validity of Agreements. RELIASTAR has all requisite corporate power and corporate authority to enter into this Agreement and to perform its obligations hereunder, including without limitation the preparation, filing and distribution of the Registration Statement (as defined in Section 4.3), and the execution and delivery by RELIASTAR of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by RELIASTAR and is the valid and binding obligation of RELIASTAR, enforceable against RELIASTAR in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.
                                     -17-

            (d) No Notices or Approvals Required and No Conflicts. None of the execution and delivery of this Agreement by RELIASTAR, the performance by RELIASTAR of its obligations hereunder or the consummation by RELIASTAR of the transactions contemplated hereby will:

                  (i) conflict with the Certificate or the By-Laws or with the charter or bylaws of any of the RELIASTAR Subsidiaries;

                  (ii) assuming satisfaction of the requirements set forth in Clause (iii) (A), (B), (C) and (D) below, violate any provision of law applicable to RELIASTAR or any of the RELIASTAR Subsidiaries, except for any such violations of law as do not and would not, either individually or in the aggregate, have a Material Adverse Effect on RELIASTAR;

                  (iii) require any consent or approval of, or filing with or notice to, any public body or authority, domestic or foreign, under any provision of law applicable to RELIASTAR or any of the RELIASTAR Subsidiaries, except for (A) requirements of Federal and state securities laws, (B) requirements arising out of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (C) the filing of this Agreement or a Certificate of Merger in accordance with the Delaware Law, (D) approvals of or notices to regulatory authorities pursuant to the insurance laws of the State of Connecticut, the State of New York and any other jurisdiction in which RELIASTAR or any of the RELIASTAR Insurance Subsidiaries is licensed or authorized to do business, and (E) such consents, approvals or filings the failure of which to obtain or make would not, either individually or in the aggregate, have a Material Adverse Effect on RELIASTAR; or

                  (iv) require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of, or result in the creation or imposition of any lien upon any assets, properties or business of RELIASTAR or any of the RELIASTAR Insurance Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license (other than franchises, permits, authorizations, or licenses which may require action under Section 2.1(d)(iii) above), contract, instrument or other agreement or commitment, order, judgment or decree to which RELIASTAR or any of the RELIASTAR Insurance Subsidiaries is a party or by which RELIASTAR or any of the RELIASTAR Insurance Subsidiaries or any of the assets or properties thereof is bound or encumbered, except for such consents, approvals or notices the failure of which to obtain or make would not, either individually or in the aggregate, have a Material Adverse Effect on RELIASTAR.
                                      -18-

            (e)   RELIASTAR Reports and Financial Statements.

                  (i) Since December 31, 1993, each of RELIASTAR and the RELIASTAR Subsidiaries has filed all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and the Securities Exchange Act of 1934, as amended (the "1934 Act"). All reports, registration statements and other filings (including all exhibits, notes and schedules thereto and documents incorporated by reference therein) filed by
RELIASTAR and any of the RELIASTAR Insurance Subsidiaries with the SEC on or after January 1, 1994, together with any amendments thereto, including, when filed, the Registration Statement, together with any amendments thereto, insofar as the Registration Statement contains data and information with respect to RELIASTAR or any of the RELIASTAR Insurance Subsidiaries, are herein sometimes collectively referred to as the "RELIASTAR SEC Reports". RELIASTAR has heretofore delivered to SECURITY true and complete copies of all of the RELIASTAR SEC Reports that have been filed with the SEC prior to the date hereof. As of (A) with respect to all of the RELIASTAR SEC Reports other than registration statements filed under the 1933 Act, the respective dates of their filing with the SEC and (B) with respect to all registration statements filed under the 1933 Act, their respective effective dates, the RELIASTAR SEC Reports complied or will comply, as the case may be, in all material respects with the rules and regulations of the SEC and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

                  (ii) All material contracts and agreements of RELIASTAR and the RELIASTAR Subsidiaries have been disclosed in the RELIASTAR SEC Reports filed with the SEC or in the RELIASTAR Disclosure Letter, except for those contracts and agreements not required to be filed pursuant to the rules and regulations of the SEC and those contracts and agreements that have already been fully performed and as to which there are no material contingent liabilities on the part of RELIASTAR or any of the RELIASTAR Subsidiaries.

                  (iii) The consolidated financial statements (including any related notes or schedules) included in the RELIASTAR 10-K and RELIASTAR's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996 (the "RELIASTAR 10-Qs"), as filed with the SEC, were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto) and fairly present in all material respects the consolidated financial position of RELIASTAR and its consolidated subsidiaries as of December 31, 1994 and 1995 and March 31, June 30 and September 30, 1995 and 1996 and the consolidated results of their operations and cash flows for each of the three years in the three-year period ended December 31, 1995 and each of the three months ended March 31, 1995 and 1996, each of the six months ended June 30, 1995 and 1996, and each of the nine months ended September 30, 1995 and 1996 subject, in the case of the unaudited interim financial statements contained in the RELIASTAR 10-Qs, to normal year-end adjustments on a basis comparable with prior periods. The accountants who certified any financial statements and supporting schedules included or incorporated by reference in the RELIASTAR SEC Reports are independent public accountants with respect to RELIASTAR as required by the rules and regulations of the SEC.

                  (iv) The statutory financial statements of each of RELIASTAR's Insurance Subsidiaries for the year ended December 31, 1995 and for the quarters ended March 31, June 30 and September 30, 1996 have been prepared in accordance with all material accounting practices prescribed or permitted by the National Association of Insurance Commissioners and, with respect to each such insurance subsidiary, the appropriate insurance department of the state of domicile of such insurance subsidiary, and such accounting practices have been applied on a consistent basis throughout the period involved, except as disclosed therein. RELIASTAR has heretofore delivered to SECURITY true and complete copies of all such statements.

                  (v) Since December 31, 1993, each of RELIASTAR and the RELIASTAR Subsidiaries has filed all reports and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with state and other insurance and securities regulatory authorities (the "RELIASTAR Insurance Filings"), except for any such reports and other filings, including any amendments thereto, the failure of which to file would not have a Material Adverse Effect on RELIASTAR, and all of the RELIASTAR Insurance Filings filed prior to the date hereof have complied in all material respects, and all such filings made hereafter prior to the Effective Time will comply in all material respects, with applicable laws, rules and regulations, and there are no material open or unresolved issues of which RELIASTAR has knowledge raised by any insurance or securities regulatory authority with respect to any of such filings.

            (f) Conduct of Business in the Ordinary Course and Absence of Certain Changes and Events.

                  (i) Except as contemplated by this Agreement or as disclosed in the RELIASTAR SEC Reports filed with the SEC prior to the date hereof, and except for changes resulting from (A) changes in general economic or market conditions, including changes in interest rates, (B) changes in insurance laws or regulations, and (C) matters affecting the life insurance industry generally, since September 30, 1996 RELIASTAR and the RELIASTAR Subsidiaries have taken no action of the type referred to in paragraphs (a) though (c) of Section 4.1 and there has not been any material adverse change in the financial condition, results of operations or businesses of RELIASTAR and the RELIASTAR Subsidiaries, taken as a whole, and there has not been any condition, event or development that is reasonably expected by RELIASTAR to result in a material adverse change in the financial condition, results of operations or businesses of RELIASTAR and the RELIASTAR Subsidiaries, taken as a whole, and that would be required to be disclosed in the RELIASTAR SEC Reports under the rules and regulations of the SEC or that would be required to be disclosed in RELIASTAR's consolidated financial statements or the notes thereto under generally accepted accounting principles. RELIASTAR and the RELIASTAR Subsidiaries are not parties to any collective bargaining agreements and believe that their relations with their employees are generally satisfactory. Since September 30, 1996, no significant labor dispute with any employees of RELIASTAR or any of the RELIASTAR Subsidiaries or union organizing effort has existed or, to the knowledge of RELIASTAR, is imminent or threatened.

                  (ii) Neither RELIASTAR nor any of the RELIASTAR Subsidiaries is in violation of its charter or bylaws or in default in the performance of, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the performance of, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment, order, judgment or decree to which RELIASTAR or any of the RELIASTAR Subsidiaries is a party or by which RELIASTAR or any of the RELIASTAR Subsidiaries or any of the assets or properties thereof is bound or encumbered, except for such defaults which would not have a Material Adverse Effect on RELIASTAR.

            (g) Certain Fees. With the exception of the engagement by RELIASTAR of Donaldson, Lufkin & Jenrette Securities Corporation, Milliman and Robertson, and Deloitte & Touche LLP, none of RELIASTAR or any of the RELIASTAR Subsidiaries or any of their respective directors, officers, employees, agents or representatives, on behalf of RELIASTAR or any of the RELIASTAR Subsidiaries or their respective boards of directors, or any committee thereof, has employed any financial advisor, actuary, broker or finder or incurred any liability for any financial advisory, actuarial, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.

            (h) Litigation. Except as disclosed in the RELIASTAR SEC Reports filed with the SEC prior to the date hereof, there are no claims (other than policy claims that are not in litigation), actions, suits, investigations or proceedings pending or, to the knowledge of RELIASTAR, threatened against or affecting RELIASTAR or any of the RELIASTAR Subsidiaries or any of their respective assets or properties, at law or in equity, before or by any Federal, state, municipal or other governmental agency or authority, foreign or domestic, or before any arbitration board or panel, wherever located.

            (i)   Employee Benefit Plans.

                  (i) There are no "employee pension benefit plans", as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by RELIASTAR or any of the RELIASTAR Subsidiaries for the benefit of their employees (collectively, "RELIASTAR Pension Plans"), except for the RELIASTAR Pension Plans disclosed in the RELIASTAR Proxy Statement or in the RELIASTAR Disclosure Letter. Each "employee benefit plan", as defined in Section 3(3) of ERISA, maintained by RELIASTAR, any of the RELIASTAR Subsidiaries or any of their predecessors (collectively, "RELIASTAR Employee Plans") has been maintained and administered in accordance with its terms and complies in all material respects with all applicable requirements of ERISA, the Code and other applicable laws (except that certain RELIASTAR Pension Plans may not yet have been amended to comply with the Small Business Job Protection Act of 1996 and subsequent laws and regulations). None of RELIASTAR or any of the RELIASTAR Subsidiaries nor any of their respective directors, officers, employees or agents has, with respect to any of the RELIASTAR Employee Plans, engaged in any "prohibited transaction", as defined in Section 4975 of the Code or Section 406 of ERISA, or any conduct that is reasonably expected by RELIASTAR to result in any taxes or penalties on prohibited transactions under
Section  4975 of the Code or  Section  502(i)  of ERISA or any  liability  under
Section 409 of ERISA for breach of fiduciary duty, that, individually or in the aggregate, are reasonably expected by RELIASTAR to result in a Material Adverse Effect on RELIASTAR.

                  (ii) Each of RELIASTAR and the RELIASTAR Subsidiaries has fulfilled its obligations to the extent applicable under the minimum funding requirements of Section 302 of ERISA and Section 412 of the Code with respect to each of the RELIASTAR Pension Plans; none of the RELIASTAR Pension Plans has incurred an "accumulated funding deficiency", as defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived; and no material civil or criminal action or claim (other than uncontested claims for benefits) is pending or, to the knowledge of RELIASTAR, threatened with respect to any of the RELIASTAR Employee Plans. Neither RELIASTAR nor any of the RELIASTAR Subsidiaries has, or within the past five years has had, any obligation to contribute to any "multiemployer plan", as defined in Section 3(37) of ERISA, and neither RELIASTAR nor any of the RELIASTAR Subsidiaries has incurred, and no event has occurred that might reasonably be expected to result in, any material liability under Title IV of ERISA (excluding liability for required premium payments to the Pension Benefit Guaranty Corporation ("PBGC")) in connection with any such multiemployer plan or any of the RELIASTAR Pension Plans that is subject to Title IV of ERISA. RELIASTAR and the RELIASTAR Subsidiaries have paid all premiums, if any, that have become due to the PBGC with respect to any of the RELIASTAR Pension Plans.

                  (iii) The assets of each of the RELIASTAR Pension Plans that are subject to Title IV of ERISA exceed the present value of vested and nonvested benefits accrued under such plan, determined as of the date of the most recent actuarial report for such plan on a termination basis using the actuarial assumptions established by the PBGC as in effect on such date. The Internal Revenue Service (the "IRS") has issued a letter for each of the RELIASTAR Pension Plans determining that such plan is qualified under Section 401(a) of the Code and there has been no occurrence since the date of any such determination letter that has adversely affected such qualification.

            (j)   Taxes.

                  (i) All returns and reports, including without limitation information and withholding returns and reports (collectively, "Tax Returns") of or relating to any foreign, Federal, state, local or other income, premium, property, sales, excise and other taxes of any nature whatsoever, including any interest, penalties and additions to tax in respect thereof ("Tax" or "Taxes") heretofore required to be filed by RELIASTAR or any of the RELIASTAR Subsidiaries have been duly filed on a timely basis, except to the extent that any such failure to file would not, either individually or in the aggregate, have a Material Adverse Effect on RELIASTAR. All such Tax Returns so filed were complete and accurate in all material respects. Each of RELIASTAR and the RELIASTAR Subsidiaries has paid or has made adequate provision for the payment of all Taxes, including any Taxes as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as a result of any obligation to indemnify another person, except to the extent that any failure to fully pay or make provision for the payment of such Taxes would not, either individually or in the aggregate, have a Material Adverse Effect on RELIASTAR.

                  (ii) As of the date of this Agreement there are no audits or administrative proceedings, court proceedings or claims pending against RELIASTAR or any of the RELIASTAR Subsidiaries with respect to any Taxes, no assessment, deficiency or adjustment has been asserted or, to the knowledge of RELIASTAR, proposed with respect to any Tax Return of or with respect to RELIASTAR or any of the RELIASTAR Subsidiaries and there are no liens for Taxes upon the assets or properties of RELIASTAR or any of the RELIASTAR Subsidiaries, except liens for Taxes not yet delinquent and, in each case, except for any audits, proceedings, claims, assessments, deficiencies, adjustments or liens as would not have a Material Adverse Effect on RELIASTAR.

                  (iii) There are not in force any waivers or agreements by or with respect to RELIASTAR or any of the RELIASTAR Subsidiaries of or for an extension of time for the assessment or payment of any Taxes. Neither RELIASTAR nor any of the RELIASTAR Subsidiaries has received a written ruling of a taxing authority relating to Taxes or entered into a written and legally binding agreement with a taxing authority relating to Taxes that would have a continuing Material Adverse Effect on RELIASTAR after the Closing Date. Neither RELIASTAR nor any of the RELIASTAR Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by RELIASTAR or any of the RELIASTAR Subsidiaries, and to the best knowledge of RELIASTAR the IRS has not proposed any such adjustment or change in accounting method. For purposes of this Section 2.1(j), the term "RELIASTAR Subsidiaries" shall include former subsidiaries of RELIASTAR for the periods during which any such subsidiaries were owned directly or indirectly by RELIASTAR.

                  (iv) To the best knowledge of RELIASTAR, no person (a "Section 2.1(j) Investor"), by reason of ownership of a partnership interest in any partnership in which RELIASTAR or any of the RELIASTAR Subsidiaries owned or owns directly or indirectly a partnership interest and with respect to which partnership interests were issued pursuant to an exemption from the 1933 Act, has asserted any claim against RELIASTAR or any of the RELIASTAR Subsidiaries with respect to Taxes, which claim is derived from such Section 2.1(j) Investor's interest in such partnership, nor has any governmental authority asserted or proposed any adjustment that could give rise to such a claim. To the best knowledge of RELIASTAR, no such claim has been threatened.

                  (v) Each of RELIASTAR and the RELIASTAR Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party, except for any Taxes the failure of which to withhold or pay would not, either individually or in the aggregate, have a Material Adverse Effect on RELIASTAR.

                  (vi) Neither RELIASTAR nor any of the RELIASTAR Subsidiaries has filed a consent under Section 341(f) of the Code. RELIASTAR and the RELIASTAR Subsidiaries are parties to Tax allocation and Tax sharing arrangements among them, all of which arrangements have heretofore been disclosed to SECURITY by RELIASTAR.

                  (vii) No property of RELIASTAR or any of the RELIASTAR Subsidiaries is property that RELIASTAR or any of the RELIASTAR Subsidiaries is required to treat as owned by another person pursuant to the safe harbor leasing provisions (now repealed) of the Code.

            (k) Intellectual Property. As of the date of this Agreement and to the best knowledge of RELIASTAR, RELIASTAR and the RELIASTAR Subsidiaries own or are otherwise duly authorized or entitled to utilize all trademarks, service marks, trade names, trade secrets, licenses, designs, copyrights, formulas, processes, patents, or applications therefor, and other intellectual property rights as are presently used in, or necessary for, the conduct of the businesses of RELIASTAR and the RELIASTAR Subsidiaries as presently conducted, except where the failure to have such ownership or authorization or entitlement does not and would not, individually or in the aggregate, have a Material Adverse Effect on RELIASTAR. Since December 31, 1993, to the best knowledge of RELIASTAR there has not been any violation or infringement by RELIASTAR or any of the RELIASTAR
Subsidiaries of any intellectual property right of any other person, or any claim of such infringement, that has not been resolved and is continuing, and neither RELIASTAR nor any of the RELIASTAR Subsidiaries has given to or made with any other person any forbearance to sue or settlement for infringement of any intellectual property right.

             (l)  Environmental Matters.

                  (i)   For purposes of this Agreement,

                        (A)   "Environmental   Law"  means  the  Comprehensive
                  Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1201 et seq., the Clean Water Act, 33 U.S.C. ss. 1321 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq., and any other federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of the environment;

                        (B) "Hazardous Substance" means any pollutant, contaminant, hazardous substance or waste, solid waste, petroleum or any fraction thereof, or any other chemical, substance or material listed or identified in or regulated by any Environmental Law; and

                        (C) A  "RELIASTAR  Environmental  Claim"  shall mean any
                  written communication by a person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Substance at any location, whether or not owned by RELIASTAR or any RELIASTAR Subsidiary or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  (ii) Except for matters that are not reasonably likely to have a Material Adverse Effect on RELIASTAR:

                        (A) RELIASTAR and each RELIASTAR  Subsidiary comply with
                  all Environmental Laws applicable to the ownership of their respective assets and the conduct of their respective businesses;

                        (B) RELIASTAR and each RELIASTAR  Subsidiary possess all
                  licenses and permits required by all Environmental Laws applicable to the ownership of their respective assets and the conduct of their respective businesses, and RELIASTAR and each RELIASTAR Subsidiary comply in all material respects with the terms and conditions of such licenses and permits;

                        (C) There is no RELIASTAR  Environmental  Claim  pending
                  or, to the knowledge of RELIASTAR, threatened against RELIASTAR or any RELIASTAR Subsidiary or against any person or entity whose liability for such RELIASTAR Environmental Claim RELIASTAR or any RELIASTAR Subsidiary have or may have retained or assumed either contractually or by operation of law; and

                        (D) The property currently owned or operated by RELIASTAR or any of the RELIASTAR Subsidiaries is not subject to, and RELIASTAR has no knowledge of, any restriction on the ownership, occupancy, use or transferability of such property in connection with any Environmental Law or resulting from any release, threatened release or disposal of any Hazardous Substance.

            (m) Opinion of Financial Advisor. The RELIASTAR Board has received from Donaldson, Lufkin & Jenrette Securities Corporation a written opinion, dated on or prior to the date of this Agreement, to the effect that the Exchange Ratio is fair to RELIASTAR from a financial point of view.

            (n) Investigation by RELIASTAR. RELIASTAR has conducted its own independent review and analysis of the businesses, assets, condition, operations and prospects of SECURITY and the SECURITY Subsidiaries. In entering into this Agreement, RELIASTAR has relied solely upon its own investigation and analysis and the representations and warranties of SECURITY contained herein, and
RELIASTAR:

                  (i) acknowledges that none of SECURITY, the SECURITY Subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to RELIASTAR or their agents or representatives prior to the execution of this Agreement; and

                  (ii) agrees, to the fullest extent permitted by law, that none of SECURITY, the SECURITY Subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives shall have any liability or responsibility whatsoever to RELIASTAR on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to RELIASTAR prior to the execution of this Agreement.

except that the foregoing shall not apply (A) to the extent SECURITY makes the specific representations and warranties set forth in Section 2.2 of this Agreement and in the SECURITY Disclosure Letter, or (B) to the extent SECURITY, the SECURITY Subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives commits fraud with respect to the information that it provides or makes available to RELIASTAR.

            2.2 Representations and Warranties of SECURITY. SECURITY hereby represents and warrants to RELIASTAR that, except as disclosed in a disclosure letter delivered by SECURITY to RELIASTAR prior to the date hereof (the "SECURITY Disclosure Letter"):

            (a) Organization and Compliance with Law. Each of SECURITY and its direct and indirect subsidiaries (all such direct and indirect subsidiaries, including without limitation Security-Connecticut Life Insurance Company, a Connecticut corporation ("SCL") and a wholly owned subsidiary of SECURITY, Arrowhead, Ltd., a Bermuda insurance corporation ("AHL") and a wholly owned subsidiary of SECURITY, and Lincoln Security Life Insurance Company, a New York corporation ("LSL") and a wholly owned subsidiary of SCL, are herein sometimes collectively referred to as the "SECURITY Subsidiaries", and SCL and LSL are sometimes herein referred to as the "SECURITY Insurance Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and corporate authority and all requisite governmental and other authorizations to own, lease and operate its assets and properties and to carry on its business as now being conducted, except such governmental and other authorizations (if any) where the failure to have such authorizations does not and would not, either individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of SECURITY and the SECURITY Subsidiaries, taken as a whole (a "Material Adverse Effect on SECURITY"). SECURITY is incorporated in the State of Delaware. Exhibit 2.2(a) hereto sets forth the name and jurisdiction of incorporation of each of the SECURITY Subsidiaries. Neither SECURITY nor any of the SECURITY Subsidiaries is a general partner in any partnership. Except as set forth in Exhibit 2.2(a) hereto, neither SECURITY nor any of the SECURITY Subsidiaries is a party to any joint venture in which SECURITY and the SECURITY Subsidiaries have made, or have an obligation to make, capital contributions in excess of $1 million. Each of SECURITY and the SECURITY Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on SECURITY. Each of SECURITY and the SECURITY Insurance Subsidiaries possesses all material permits, licenses, authorizations, certificates, franchises, orders, consents or other indicia of authority required by any governmental, administrative or regulatory authority or agency and is in compliance with all applicable laws, judgments, orders, decrees, rules and regulations, except where the failure to possess such permits, licenses and other authorizations does not and would not, either individually or in the aggregate, have a Material Adverse Effect on SECURITY. SECURITY has heretofore delivered to RELIASTAR true and complete copies of its articles of incorporation and bylaws and of the charter and bylaws of each of the SECURITY Insurance Subsidiaries, in each case as in existence on the date hereof. Notwithstanding anything to the contrary contained herein, all representations of SECURITY in this Section 2.2(a) relating to AHL (other than the representation and warranty regarding the ownership of AHL), shall be limited to the best knowledge of SECURITY.

            (b)   Capitalization.

                  (i) The authorized capital stock of SECURITY consists of 50,000,000 shares of SECURITY Common Stock and 10,000,000 shares of preferred stock, par value $.01. As of the date hereof there were issued and outstanding 8,572,115 shares of SECURITY Common Stock. As of such date, there were also reserved for issuance up to 500,000 shares of SECURITY Preferred Stock issuable under a Rights Agreement, dated as of February 16, 1995, between SECURITY and The First National Bank of Boston, as Rights Agent (the "SECURITY Rights Agreement"), pursuant to which each outstanding share of SECURITY Common Stock has attached to it certain rights (the "SECURITY Rights"), including rights under certain circumstances to purchase shares of SECURITY Preferred Stock at $85.00, subject to adjustment. All outstanding shares of SECURITY Common Stock are validly issued, fully paid and nonassessable and no holder thereof is entitled to any preemptive rights. Neither SECURITY nor any of the SECURITY Subsidiaries is a party to, nor is SECURITY aware of, any voting agreement, voting trust or similar agreement, arrangement or understanding relating to any class of capital stock of, or any agreement, arrangement or understanding providing for registration rights with respect to any class of capital stock or other securities of, SECURITY or any of the SECURITY Subsidiaries, except for any such voting agreements, voting trusts or similar agreements as may be disclosed in any filing under
      Section 13(d) or 13(g) of the 1934 Act.

                  (ii) As of the date hereof, there are outstanding options (the "SECURITY Options") to purchase under SECURITY's 1993 Stock Incentive Plan (the "SECURITY Option Plan") an aggregate of not more than 444,924 shares of SECURITY Common Stock at a weighted average exercise price per share of $25.55 (ranging from $19.25 to $36.50 per share). As of the date hereof, SECURITY is obligated to issue an aggregate of not more than 5,058 shares of SECURITY Common Stock without additional consideration under the SECURITY Long-Term Incentive Plan (the "SECURITY Long-Term Incentive Plan"), subject to certain conditions therein contained (any shares of SECURITY Common Stock issuable on or after the date hereof and to and including the Effective Time under the SECURITY Long-Term Incentive Plan are herein called the "SECURITY Incentive Shares"). Other than as set forth in this Section 2.2(b) and other than the SECURITY Rights Agreement, the SECURITY Options and option agreements relating thereto, the SECURITY Incentive Shares, and the SECURITY Long-Term Incentive Plan, and any shares of SECURITY Common Stock issued pursuant to any of the foregoing, there are not now, and at the Effective Time there will not be, any (A) outstanding shares of capital stock or other equity securities of SECURITY, or (B) outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of SECURITY, or contracts, agreements, arrangements or understandings to which SECURITY is a party, or by which it is or may be bound, to issue additional shares of any class of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any additional shares of any class of capital stock of SECURITY. SECURITY has heretofore delivered to RELIASTAR true and complete copies of the SECURITY Option Plan as in existence on the date hereof.

                  (iii) The shares of capital stock or other equity securities of each of the SECURITY Subsidiaries are collectively referred to herein as the "SECURITY Subsidiary Shares". All outstanding SECURITY Subsidiary Shares are validly issued, fully paid and nonassessable and owned beneficially and of record directly or indirectly by SECURITY, free and clear of all liens, pledges, security interests, claims or other encumbrances. Except as aforesaid, there are not now, and at the Effective Time there will not be, any (A) outstanding SECURITY Subsidiary Shares that are owned of record or beneficially by any person or entity other than SECURITY or one of the SECURITY Subsidiaries, or (B) outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of any of the SECURITY Subsidiaries, or contracts, agreements, arrangements or understandings to which SECURITY or any of the SECURITY Subsidiaries is a party, or by which any thereof is or may be bound, to issue additional shares of any class of capital stock or options, warrants, scrip or rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any additional shares of capital stock of any of the SECURITY Subsidiaries.

            (c) Authorization and Validity of Agreements. Subject only, with respect to the Merger, to approval of this Agreement by the stockholders of SECURITY as provided for in Section 3.3, SECURITY has all requisite corporate power and corporate authority to enter into this Agreement and to perform its obligations hereunder, and the execution and delivery by SECURITY of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate action. Without limiting the generality of the foregoing, the SECURITY Board or a duly authorized committee thereof has taken all necessary action, if any, on the part of SECURITY (i) to provide for all SECURITY Options unexercised as of the Effective Time to be exercisable in accordance with Section 4.9, and (ii) to provide for RELIASTAR Common Stock to be issued in lieu of any SECURITY Incentive Shares required to be issued at or after the Effective Time. On or prior to the date hereof, the SECURITY Board has determined to recommend approval of the Merger to the stockholders of SECURITY, and such determination is in effect as of the date hereof. As of the date of this Agreement, neither SECURITY nor any director, officer or representative thereof is soliciting, initiating or engaged in any substantive discussions or other negotiations with or providing any information to any third party concerning any possible Acquisition Transaction (as defined in Section 3.4). This Agreement has been duly executed and delivered by SECURITY and is the valid and binding obligation of SECURITY, enforceable against SECURITY in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

            (d) No Notices or Approvals Required and No Conflicts. None of the execution and delivery of this Agreement by SECURITY, the performance by SECURITY of its obligations hereunder or the consummation by SECURITY of the transactions contemplated hereby will:

                  (i)   conflict with the articles of  incorporation or bylaws
of  SECURITY   or  with  the  charter  or  bylaws  of  any  of  the   SECURITY
Subsidiaries;

                  (ii) assuming satisfaction of the requirements set forth in Clause (iii) (A), (B), (C) and (D) below, violate any provision of law applicable to SECURITY or any of the SECURITY Subsidiaries, except for any such violations of law as do not and would not, either individually or in the aggregate, have a Material Adverse Effect on SECURITY;

                  (iii) require any consent or approval of, or filing with or notice to, any public body or authority, domestic or foreign, under any provision of law applicable to SECURITY or any of the SECURITY Subsidiaries, except for (A) requirements of Federal and state securities laws, (B) requirements arising out of the HSR Act, (C) the filing of this Agreement or a Certificate of Merger in accordance with the Delaware Law, (D) approvals of or notices to regulatory authorities pursuant to the insurance laws of the State of Connecticut, the State of New York and any other jurisdiction in which SECURITY or any of the SECURITY Insurance Subsidiaries is licensed or authorized to do business, and (E) such consents, approvals or filings the failure of which to obtain or make would not, either individually or in the aggregate, have a Material Adverse Effect on SECURITY; or

                  (iv) require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of, or result in the creation or imposition of any lien upon any assets, properties or business of SECURITY or any of the SECURITY Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license (other than franchises, permits, authorizations, or licenses which may require action under Section 2.2(d)(iii) above), contract, instrument or other agreement or commitment, order, judgment or decree to which SECURITY or any of the SECURITY Subsidiaries is a party or by which SECURITY or any of the SECURITY Subsidiaries or any of the assets or properties thereof is bound or encumbered, except for such consents, approvals or notices the failure of which to obtain or make would not, either individually or in the aggregate, have a Material Adverse Effect on SECURITY.

            (e)   SECURITY Reports and Financial Statements.

                  (i) Since December 31, 1993, each of SECURITY and the SECURITY Subsidiaries has filed all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with the SEC under the 1933 Act and the 1934 Act. All reports, registration statements and other filings (including all exhibits, notes and schedules thereto and documents incorporated by reference therein) filed by SECURITY and any of the SECURITY Subsidiaries with the SEC on or after January 1, 1994, together with any amendments thereto, including, when filed, the Proxy Statement, together with any amendments thereto, insofar as the Proxy Statement contains data and information with respect to SECURITY or any of the SECURITY Subsidiaries, are herein sometimes collectively referred to as the "SECURITY SEC Reports". SECURITY has heretofore delivered to RELIASTAR true and complete copies of all of the SECURITY SEC Reports that have been filed with the SEC prior to the date hereof. As of (A) with respect to all of the SECURITY SEC Reports other than registration statements filed under the 1933 Act, the respective dates of their filing with the SEC and (B) with respect to all registration statements filed under the 1933 Act, their respective effective dates, the SECURITY SEC Reports complied or will comply, as the case may be, in all material respects with the rules and regulations of the SEC and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

                  (ii) All material contracts and agreements of SECURITY and the SECURITY Subsidiaries have been disclosed in the SECURITY SEC Reports filed with the SEC or in the SECURITY Disclosure Letter, except for those contracts and agreements not required to be filed pursuant to the rules and regulations of the SEC and those contracts and agreements that have already been fully performed and as to which there are no material contingent liabilities on the part of SECURITY or any of the SECURITY Subsidiaries.

                  (iii) Except as disclosed in the SECURITY SEC Reports or the SECURITY Disclosure Letter, none of SECURITY, SCL, LSL or any of the other
SECURITY Subsidiaries is a party to any contract or agreement (or group of related contracts or agreements) that during the calendar year 1996 contributed more than $5 million of new life paid annualized premiums, and none is a party to any contract or agreement entered into other than in the ordinary course of business in which the liability of SECURITY and the SECURITY Subsidiaries for future payments exceeds $5 million in the aggregate.

                  (iv) The consolidated financial statements (including any related notes or schedules) included in SECURITY's Annual Report on Form 10-K for the year ended December 31, 1995 (the "SECURITY 10-K") and SECURITY's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996 (the "SECURITY 10-Qs"), as filed with the SEC, were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto) and fairly present in all material respect the consolidated financial position of SECURITY and its consolidated subsidiaries as of December 31, 1994 and 1995 and March 31, June 30 and September 30, 1995 and 1996 and the consolidated results of their operations and cash flows for each of the three years in the three-year period ended December 31, 1995 and each of the three months ended March 31, 1995 and 1996, each of the six months ended June 30, 1995 and 1996, and each of the nine months ended September 30, 1995 and 1996, subject, in the case of the unaudited interim financial statements contained in the SECURITY 10-Qs, to normal year-end adjustments on a basis comparable with prior periods. The accountants who certified any financial statements and supporting schedules included or incorporated by reference in the SECURITY SEC Reports are independent public accountants with respect to SECURITY as required by the rules and regulations of the SEC.

                  (v) The statutory financial statements of each of SECURITY's Insurance Subsidiaries for the year ended December 31, 1995 and for the quarters ended March 31, June 30, and September 30 1996 have been prepared in accordance with all material accounting practices prescribed or permitted by the National Association of Insurance Commissioners and, with respect to each such insurance subsidiary, the appropriate insurance department of the state of domicile of such insurance subsidiary, and such accounting practices have been applied on a consistent basis throughout the period involved, except as disclosed therein. SECURITY has heretofore delivered to RELIASTAR true and complete copies of all such statements.

                  (vi) Since December 31, 1993, each of SECURITY and the SECURITY Subsidiaries has filed all reports and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with state and other insurance and securities regulatory authorities (the "SECURITY Insurance Filings"), except for any such reports and other filings, including any amendments thereto, the failure of which to file would not have a Material Adverse Effect on SECURITY, all of the SECURITY Insurance Filings filed prior to the date hereof have complied in all material respects, and all such filings made hereafter prior to the Effective Time will comply in all material respects, with applicable laws, rules and regulations, and there are no material open or unresolved issues of which SECURITY has knowledge raised by any insurance or securities regulatory authority with respect to any of such filings.
                                      -29-

            (f) Conduct of Business in the Ordinary Course and Absence of Certain Changes and Events.

                  (i) Except as contemplated by this Agreement or as disclosed in the SECURITY SEC Reports filed with the SEC prior to the date hereof and except for changes resulting from (A) changes in general economic or market conditions, including changes in interest rates, (B) changes in insurance laws or regulations, and (C) matters affecting the life insurance industry generally, since September 30, 1996 SECURITY and the SECURITY Subsidiaries have taken no action of the type referred to in paragraphs (a) through (g) of Section 3.1 and there has not been any material adverse change in the financial condition, results of operations or businesses of SECURITY and the SECURITY Subsidiaries, taken as a whole, and there has not been any condition, event or development that is reasonably expected by SECURITY to result in a material adverse change in the financial condition, results of operations or businesses of SECURITY and the SECURITY Subsidiaries, taken as a whole, and that would be required to be disclosed in the SECURITY SEC Reports under the rules and regulations of the SEC or that would be required to be disclosed in SECURITY's consolidated financial statements or the notes thereto under generally accepted accounting principles. SECURITY and the SECURITY Subsidiaries are not parties to any collective bargaining agreement and believe that their relations with their employees are generally satisfactory. Since September 30, 1996, no significant labor dispute with any employees of SECURITY or any of the SECURITY Subsidiaries or union organizing effort has existed or, to the knowledge of SECURITY, is imminent or threatened.

                  (ii) Neither SECURITY nor any of the SECURITY Subsidiaries is in violation of its charter or bylaws or in default in the performance of, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the performance of, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment, order, judgment or decree to which SECURITY or any of the SECURITY Subsidiaries is a party or by which SECURITY or any of the SECURITY Subsidiaries or any of the assets or properties thereof is bound or encumbered, except for defaults which would not have a Material Adverse Effect on SECURITY.

            (g) Certain Fees. With the exception of the engagement by SECURITY of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Milliman and Robertson and Ernst & Young LLP, none of SECURITY or any of the SECURITY Subsidiaries, or any of their respective directors, officers, employees, agents or representatives, on behalf of SECURITY or any of the SECURITY Subsidiaries or their respective boards of directors, or any committee thereof, has employed any financial advisor, actuary, broker or finder or incurred any liability for any financial advisory, actuarial, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.

            (h) Litigation. Except as disclosed in the SECURITY SEC Reports filed with the SEC prior to the date hereof, there are no claims (other than policy claims that are not in litigation), actions, suits, investigations or proceedings pending or, to the knowledge of SECURITY, threatened against or affecting SECURITY or any of the SECURITY Subsidiaries or any of their respective assets or properties, at law or in equity, before or by any Federal, state, municipal or other governmental agency or authority, foreign or domestic, or before any arbitration board or panel, wherever located.

            (i)   Employee Benefit Plans.

                  (i) There are no "employee pension benefit plans", as defined in Section 3(2) of ERISA, maintained by SECURITY or any of the SECURITY Subsidiaries for the benefit of their employees (collectively, "SECURITY Pension Plans") except for the SECURITY Pension Plans disclosed in the SECURITY Proxy Statement dated April 2, 1996 or in the SECURITY Disclosure Letter. Each "employee benefit plan", as defined in Section 3(3) of ERISA, maintained by SECURITY, any of the SECURITY Subsidiaries or any of their predecessors (collectively, "SECURITY Employee Plans") has been maintained and administered in accordance with its terms and complies in all material respects with all applicable requirements of ERISA, the Code and other applicable laws (except that certain SECURITY Pension Plans may not yet have been amended to comply with the Small Business Job Protection Act of 1996 and subsequent laws and regulations). None of SECURITY or any of the SECURITY Subsidiaries nor any of their respective directors, officers, employees or agents has, with respect to any of the SECURITY Employee Plans, engaged in any "prohibited transaction", as defined in Section 4975 of the Code or Section 406 of ERISA, or any conduct that is reasonably expected by SECURITY to result in any taxes or penalties on prohibited transactions under Section 4975 of the Code or Section 502(i) of ERISA or any liability under Section 409 of ERISA for breach of fiduciary duty that, individually or in the aggregate, are reasonably expected by SECURITY to result in a Material Adverse Effect on SECURITY.

                  (ii) Each of SECURITY and the SECURITY Subsidiaries has fulfilled its obligations to the extent applicable under the minimum funding requirements of Section 302 of ERISA and Section 412 of the Code with respect to each of the SECURITY Pension Plans; none of the SECURITY Pension Plans has incurred an "accumulated funding deficiency", as defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived; and no material civil or criminal action or claim (other than uncontested claims for benefits) is pending or, to the knowledge of SECURITY, threatened with respect to any of the SECURITY Employee Plans. Neither SECURITY nor any of the SECURITY Subsidiaries has, or within the past five years has had, any obligation to contribute to any "multiemployer plan", as defined in Section 3(37) of ERISA, and neither SECURITY nor any of the SECURITY Subsidiaries has incurred, and no event has occurred that might reasonably be expected to result in, any material liability under Title IV of ERISA (excluding liability for required premium payments to the PBGC) in connection with any such multiemployer plan or any of the SECURITY Pension Plans that is subject to Title IV of ERISA. SECURITY and the SECURITY Subsidiaries have paid all premiums, if any, that have become due to the PBGC with respect to any of the SECURITY Pension Plans.

                  (iii) The assets of each of the SECURITY Pension Plans that are subject to Title IV of ERISA exceed the present value of vested and nonvested benefits accrued under such plan, determined as of the date of the most recent actuarial report for such plan on a termination basis using the actuarial assumptions established by the PBGC as in effect on such date. The IRS has issued a letter for each of the SECURITY Pension Plans determining that such plan is qualified under Section 401(a) of the Code and there has been no occurrence since the date of any such determination letter that has adversely affected such qualification.

            (j)   Taxes.

                  (i) All Tax Returns of or relating to any Taxes heretofore required to be filed by SECURITY or any of the SECURITY Subsidiaries have been duly filed on a timely basis, except to the extent that any failure to so file would not, either individually or in the aggregate, have a Material Adverse Effect on SECURITY. All such Tax Returns so filed were complete and accurate in all material respects. Each of SECURITY and the SECURITY Subsidiaries has paid or made adequate provision for the payment of all Taxes, including any Taxes as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as a result of any obligation to indemnify another person, except to the extent that any failure to fully pay or make provision for the payment of such Taxes would not, either individually or in the aggregate, have a Material Adverse Effect on SECURITY.

                  (ii) As of the date of this Agreement there are no audits or administrative proceedings, court proceedings or claims pending against SECURITY or any of the SECURITY Subsidiaries with respect to any Taxes, no assessment, deficiency or adjustment has been asserted or, to the knowledge of SECURITY, proposed with respect to any Tax Return of or with respect to SECURITY or any of the SECURITY Subsidiaries and there are no liens for Taxes upon the assets or properties of SECURITY or any of the SECURITY Subsidiaries, except liens for Taxes not yet delinquent and, in each case, except for any audits, proceedings, claims, assessments, deficiencies, adjustments or liens as would not have a Material Adverse Effect on SECURITY.

                  (iii) There are not in force any waivers or agreements by or with respect to SECURITY or any of the SECURITY Subsidiaries of or for an extension of time for the assessment or payment of any Taxes. Neither SECURITY nor any of the SECURITY Subsidiaries has received a written ruling of a taxing authority relating to Taxes or entered into a written and legally binding agreement with a taxing authority relating to Taxes that would have a continuing Material Adverse Effect on SECURITY after the Closing Date. Except as disclosed in the SECURITY Disclosure Letter, neither SECURITY nor any of the SECURITY Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by SECURITY or any of the SECURITY Subsidiaries, and to the best knowledge of SECURITY the IRS has not proposed any such adjustment or change in accounting method. For purposes of this Section 2.2(j), the term "SECURITY Subsidiaries" shall include former subsidiaries of SECURITY for the periods during which any such subsidiaries were owned directly or indirectly by SECURITY.

                  (iv) To the best knowledge of SECURITY, no person (a "Section 2.2(j) Investor"), by reason of ownership of a partnership interest in any partnership in which SECURITY or any of the SECURITY Subsidiaries owned or owns directly or indirectly a partnership interest and with respect to which partnership interests were issued pursuant to an exemption from the 1933 Act, has asserted any claim against SECURITY or any of the SECURITY Subsidiaries with respect to Taxes, which claim is derived from such Section 2.2(j) Investor's interest in such partnership, nor has any governmental authority asserted or proposed any adjustment that could give rise to such a claim. To the best knowledge of SECURITY, no such claim has been threatened.

                  (v) Each of SECURITY and the SECURITY Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party, except for any Taxes the failure of which to withhold or pay would not, either individually or in the aggregate, have a Material Adverse Effect on SECURITY.

                  (vi) Neither SECURITY nor any of the SECURITY Subsidiaries has filed a consent under Section 341(f) of the Code. SECURITY and the SECURITY Subsidiaries are parties to Tax allocation and Tax sharing arrangements among them, all of which arrangements have heretofore been disclosed to RELIASTAR by SECURITY.

                  (vii) No property of SECURITY or any of the SECURITY Subsidiaries is property that SECURITY or any of the SECURITY Subsidiaries is required, or that RELIASTAR or any of the RELIASTAR Subsidiaries will be required, to treat as owned by another person pursuant to the safe harbor leasing provisions (now repealed) of the Code.

            (k) Intellectual Property. As of the date of this Agreement and to the best knowledge of SECURITY, SECURITY and the SECURITY Subsidiaries own or are otherwise duly authorized or entitled to utilize all trademarks, service marks, trade names, licenses, designs, copyrights, formulas, processes, patents, or applications therefor, and other intellectual property rights as are presently used in, or necessary for, the conduct of the businesses of SECURITY and the SECURITY Subsidiaries as presently conducted, except where the failure to have such ownership or authorization or entitlement does not and would not, individually or in the aggregate, have a Material Adverse Effect on SECURITY. Since December 31, 1993, to the best knowledge of SECURITY there has not been any violation or infringement by SECURITY or any of the SECURITY Subsidiaries of any intellectual property right of any other person, or any claim of such infringement, that has not been resolved and is continuing, and neither SECURITY nor any of the SECURITY Subsidiaries has given to or made with any other person any forbearance to sue or settlement for infringement of any intellectual property right.

            (l) No Secured Debt. There is not now, and there will not be immediately prior to the Effective Time, any secured debt (including capitalized leases) of SECURITY or any of the SECURITY Subsidiaries except for capitalized leases of less than $1 million in the aggregate as to SECURITY and the SECURITY Subsidiaries, the existence of which does not violate the terms of any material note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment to which SECURITY or any of the SECURITY Subsidiaries is a party or by which SECURITY or any of the SECURITY Subsidiaries or any of the assets or properties thereof is bound or encumbered.

            (m)   Environmental Matters.

                        (i) For purposes of this Agreement, a "SECURITY Environmental Claim" shall mean any written communication by a person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Substance at any location, whether or not owned by SECURITY or any SECURITY Subsidiary or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  (ii) Except for matters that are not reasonably likely to have a Material Adverse Effect on SECURITY:

                        (A) SECURITY and each  SECURITY  Subsidiary  comply with
                  all Environmental Laws applicable to the ownership of their respective assets and the conduct of their respective businesses;

                        (B) SECURITY and each  SECURITY  Subsidiary  possess all
                  licenses and permits required by all Environmental Laws applicable to the ownership of their respective assets and the conduct of their respective businesses, and SECURITY and each SECURITY Subsidiary comply in all material respects with the terms and conditions of such licenses and permits;

                        (C) There is no SECURITY Environmental Claim pending or,
                  to the knowledge of SECURITY, threatened against SECURITY or any SECURITY Subsidiary or against any person or entity whose liability for such SECURITY Environmental Claim SECURITY or any SECURITY Subsidiary have or may have retained or assumed either contractually or by operation of law; and

                        (D) The property currently owned or operated by SECURITY
                  or any of the SECURITY Subsidiaries is not subject to, and SECURITY has no knowledge of, any restriction on the ownership, occupancy, use or transferability of such property in connection with any Environmental Law or resulting from any release, threatened release or disposal of any Hazardous Substance.

            (n) Opinion of Financial Advisor. The SECURITY Board has received from Merrill Lynch, Pierce, Fenner & Smith Incorporated a written opinion, dated on or prior to the date of this Agreement, to the effect that the consideration taken as a whole to be received by the stockholders of SECURITY in the Merger is fair to the stockholders of SECURITY from a financial point of view.

            (o) Investigation by SECURITY. SECURITY has conducted its own independent review and analysis of the businesses, assets, condition, operations and prospects of RELIASTAR and the RELIASTAR Subsidiaries. In entering into this Agreement, SECURITY has relied solely upon its own investigation and analysis and the representations and warranties contained herein, and SECURITY:

                  (i) acknowledges that none of RELIASTAR, the RELIASTAR Subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to SECURITY or their agents or representatives prior to the execution of this Agreement; and

                  (ii) agrees, to the fullest extent permitted by law, and none of RELIASTAR, the RELIASTAR Subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives shall have any liability or responsibility whatsoever to SECURITY on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to SECURITY prior to the execution of this Agreement.

except that the foregoing shall not apply (A) to the extent RELIASTAR makes the specific representations and warranties set forth in Section 2.1 of this Agreement and in the RELIASTAR Disclosure Letter, or (B) to the extent RELIASTAR, the RELIASTAR Subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives commits fraud with respect to the information that it provides or makes available to SECURITY.

III.  COVENANTS OF SECURITY

      3.1 Conduct of Business by SECURITY and SECURITY Subsidiaries Pending the Merger. SECURITY covenants and agrees with RELIASTAR that, with respect to SECURITY and the SECURITY Subsidiaries, prior to the Effective Time, unless RELIASTAR shall otherwise agree or as is otherwise contemplated by this
Agreement:
                                      -34-

            (a) The businesses of SECURITY and the SECURITY Subsidiaries will be conducted only in, and SECURITY and the SECURITY Subsidiaries will not take any material action except in the ordinary course of business and consistent with prior practices.

            (b) Each of SECURITY and the SECURITY Subsidiaries will not directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber (A) any shares of capital stock of SECURITY or any of the SECURITY Subsidiaries, except the issuance of shares of SECURITY capital stock pursuant to the SECURITY Rights Agreement or upon exercise of SECURITY Options outstanding as of the date hereof and referred to in Section 2.2(b)(ii), (B) any investment assets of SECURITY or any of the SECURITY Subsidiaries other than in the ordinary course of business consistent with prior practices or in transactions not in excess of $5 million in the aggregate, or (C) any other assets or properties of SECURITY or any of the SECURITY Subsidiaries other than in the ordinary course of business and consistent with prior practices or in transactions not in excess of $3 million in the aggregate; (ii) amend or propose to amend its charter or bylaws; (iii) split, combine or reclassify any outstanding capital stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to its capital stock whether now or hereafter outstanding, except for (A) cash dividends from one of the SECURITY Subsidiaries paid to SECURITY or another of the SECURITY Subsidiaries and (B) regular quarterly cash dividends of not more than $.14 per share per quarter on SECURITY Common Stock; (iv) redeem, purchase or acquire or offer to acquire any of their capital stock, except pursuant to the exercise of, or the tax withholding provisions under, any outstanding awards granted under the SECURITY Option Plan; or (v) agree or commit to do any of the foregoing.

            (c) Each of SECURITY and the SECURITY Subsidiaries will not directly or indirectly do any of the following: (i) grant, issue, sell, pledge or dispose of any options, warrants or rights of any kind to acquire any shares of any class of capital stock of SECURITY or any of the SECURITY Subsidiaries or any securities that are convertible or exchangeable therefor; (ii) acquire (whether by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof;
(iii) incur any indebtedness for borrowed money or issue any debt securities, except for intercompany indebtedness; (iv) cancel any material debts or obligations owing to it, except in connection with the settlement of policy claims; (v) liquidate or merge into or consolidate with any other corporation; or (vi) agree or commit to do any of the foregoing.

            (d) Each of SECURITY and the SECURITY Subsidiaries will not enter into, amend in any material respect, terminate or waive any material right under any contract or agreement referred to in Clause (iii) of Section 2.2(e) or that would have been disclosed pursuant to such clause if such contract or agreement had been in effect as of the date hereof; provided however, that this Section 3.1(d) shall not prohibit SECURITY or any of the SECURITY Subsidiaries from taking any of the following actions in the ordinary course of business and consistent with prior practices: accepting or reinsuring insurance or annuity risks, or entering into, modifying or terminating agency contracts; provided however, that SECURITY will consult with RELIASTAR prior to terminating any agency contract referred to in Clause (iii) of Section 2.2(e) or that would have been disclosed pursuant to such clause if such contract had been in effect as of the date hereof.

            (e) Other than the engagement of lawyers, accountants and other professional advisors in the ordinary course of business or in connection with the transactions contemplated by this Agreement, each of SECURITY and the SECURITY Subsidiaries will not enter into or amend any employment, consulting, separation or termination agreement, arrangement or understanding nor take any action with respect to the grant of any separation or termination pay or with respect to any increase of benefits payable under its separation or termination pay policies or agreements or arrangements in effect as of the date hereof.

            (f) Each of SECURITY and the SECURITY Subsidiaries will not (i) hire any new executive employee, (ii) hire any new management employee with annual compensation greater than $100,000, (iii) except for replacements in the ordinary course of business consistent with prior practices, hire any other new employee, (iv) except in the ordinary course of business consistent with prior practices, increase the compensation of any employee, or (v) adopt or amend (except to comply with applicable law) any bonus, profit sharing, compensation, stock option, pension, retirement, separation, deferred compensation or other employee benefit plan, agreement or trust fund for the benefit or welfare of, any employee or former employee.

            (g) Each of SECURITY and the SECURITY Subsidiaries will not make any capital expenditure or commitment for which it is not contractually bound at the date hereof except necessary replacements in the ordinary course of business consistent with past practices. All capital expenditures and commitments in excess of $50,000 for which SECURITY and the SECURITY Subsidiaries are contractually bound at the date hereof are disclosed in the SECURITY Disclosure Letter.

            (h)  Subject  to  the  provisions  hereof,  SECURITY  will  use  all reasonable efforts (i) to preserve intact the business organization of SECURITY, SCL, LSL and each of the other SECURITY Subsidiaries, including without limitation their current product distribution systems, to maintain in effect any licenses, franchises, authorizations or similar rights material to the businesses of SECURITY and the SECURITY Subsidiaries, to keep available the services of their respective current officers and key employees and to preserve the goodwill of those having relationships with SECURITY or any of the SECURITY Subsidiaries, and (ii) to cooperate with RELIASTAR in jointly communicating with SECURITY's employees and with members of SECURITY's product distribution system, including independent contractors, regarding the Merger and continuing operations after consummation of the Merger.

      3.2 Proxy Statement. As promptly as practicable after the date hereof, SECURITY will cooperate with RELIASTAR in drafting and will file with the SEC under the 1934 Act, and will use all reasonable efforts to have cleared by the SEC, a proxy statement (the "Proxy Statement") with respect to the meeting of stockholders of SECURITY referred to in Section 3.3, and SECURITY will cooperate with RELIASTAR in drafting the Registration Statement (of which the Proxy Statement is a part). The Proxy Statement (as it relates to SECURITY) will comply as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC, and the Registration Statement (with respect to information concerning SECURITY or the SECURITY Subsidiaries furnished by or on behalf of SECURITY to RELIASTAR specifically for use therein) and the Proxy Statement (except with respect to data and information concerning RELIASTAR and the RELIASTAR Subsidiaries furnished by or on behalf of RELIASTAR to SECURITY specifically for use therein) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. Subject to the provisions of Section 3.4, the Proxy Statement will contain the recommendation of the SECURITY Board that the stockholders of SECURITY vote to approve and adopt the Merger and this Agreement. SECURITY will promptly notify RELIASTAR in writing if prior to the Effective Time it shall obtain knowledge of any fact that would make it necessary to amend the Proxy Statement (or the Registration Statement) in order to render the statements made therein not misleading or to comply with applicable law. SECURITY will promptly furnish to RELIASTAR a true and complete copy of each written communication of SECURITY with the SEC with respect to the Proxy Statement and will promptly advise RELIASTAR of the substance of each such oral communication.

      3.3 Meeting of  Stockholders  of SECURITY.  Subject to the  provisions  of
Section 3.4, as soon as practicable after the date hereof, SECURITY and the SECURITY Board will (i) take all action necessary in accordance with the Delaware Law and its certificate of incorporation and bylaws to convene a meeting of its stockholders to consider and vote upon approval and adoption of the Merger and this Agreement, (ii) recommend that the stockholders of SECURITY vote to approve and adopt the Merger and this Agreement, (iii) mail the Proxy Statement to its stockholders, (iv) use commercially reasonable efforts to solicit from its stockholders proxies in favor of such approval and adoption and
(v) take all other commercially reasonable action necessary or helpful to secure a vote of its stockholders in favor of such approval and adoption.

      3.4 No Solicitation of Acquisition Transactions. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless RELIASTAR shall otherwise agree in writing, SECURITY shall not, and shall not permit any of the SECURITY Subsidiaries to, initiate, solicit, negotiate, encourage, or provide confidential information or access to the properties, books or records of SECURITY or any of the SECURITY Subsidiaries to facilitate, and SECURITY shall, and shall cause each of the SECURITY Subsidiaries to, cause each officer, director or employee of, and each financial advisor, attorney, accountant or other agent retained by, SECURITY or any of the SECURITY Subsidiaries, not to initiate, solicit, negotiate, encourage, or provide confidential information or access to the properties, books or records of SECURITY or any of the SECURITY Subsidiaries to facilitate, any proposal or offer to acquire all or any substantial part of the business and properties of SECURITY and the SECURITY Subsidiaries, taken as a whole, or any capital stock of SECURITY or any of the SECURITY Subsidiaries, whether by merger, purchase of assets, tender offer or otherwise, and whether for cash, securities or any other consideration or combination thereof (such transactions, exclusive of an acquisition of assets that does not constitute substantially all of the assets of SECURITY and the SECURITY Subsidiaries taken as a whole, being referred to herein as "Acquisition Transactions"); provided, however, that:

            (i) SECURITY and the SECURITY Subsidiaries may furnish information concerning their business, properties or assets and access to the properties, books and records of SECURITY and the SECURITY Subsidiaries to a corporation, partnership, person or other entity or group (a "Potential Acquirer") if (A) the SECURITY Board is advised by its financial advisor that such Potential Acquirer has the financial wherewithal to consummate an Acquisition Transaction whose offer of consideration is superior to the consideration offered in the Merger, (B) the SECURITY Board determines in good faith that such Potential Acquirer is likely to submit a bona fide offer to consummate an Acquisition Transaction whose offer of consideration is superior to the consideration offered in the Merger if provided with such confidential information and access, (C) upon advice of Murtha, Cullina, Richter and Pinney or other outside counsel knowledgeable in corporate fiduciary matters, the SECURITY Board determines in good faith that the failure to provide such confidential information and access could reasonably be expected to constitute a breach of its fiduciary duty to the SECURITY stockholders under applicable law, and (D) the Potential Acquirer has negotiated with, signed and delivered to SECURITY a confidentiality agreement in customary form (the "Potential Acquirer Confidentiality Agreement"); and

            (ii) following receipt of a bona fide offer from a Potential Acquirer who meets the requirements of Clause (i)(A) above and has executed a Potential Acquirer Confidentiality Agreement, and whose offer the SECURITY Board determines in good faith provides consideration superior to the consideration offered in the Merger, SECURITY may, with respect to such Potential Acquirer, negotiate and take any of the actions otherwise prohibited by this Section 3.4 if, upon advice of Murtha, Cullina, Richter and Pinney or other outside counsel knowledgeable in corporate fiduciary matters, the SECURITY Board determines in good faith that the failure to negotiate with such Potential Acquirer would likely constitute a breach of its fiduciary duty to the SECURITY stockholders under applicable law.

In the event SECURITY shall determine to provide any information or access as described above, or shall receive any offer of the type referred to in this
Section 3.4, it shall concurrently give notice to RELIASTAR as to the fact that information or access is to be provided and the nature of the information and access to be provided or that an offer has been received and shall furnish to RELIASTAR the identity of the recipient of such information or access or the proponent of such offer, if applicable, and, if an offer has been received, a description of the material terms thereof. SECURITY may enter into a definitive agreement for an Acquisition Transaction with a Potential Acquirer with which it is permitted to negotiate pursuant to this Section 3.4 and consummate the transactions contemplated thereby, provided that at least three days prior to execution thereof SECURITY shall have furnished RELIASTAR with a description of all of the material terms thereof. Upon compliance with the foregoing, SECURITY shall be entitled to not recommend, or to modify or withdraw its recommendation concerning, the Merger, and SECURITY shall be entitled to enter into an agreement with the Potential Acquirer concerning an Acquisition Transaction and consummate the transactions contemplated thereby; provided however, that in any such event SECURITY shall immediately terminate this Agreement and make payment in full to RELIASTAR of the fee set forth in Section 5.2.

      3.5 Access to Information; Confidentiality. From the date hereof to the Effective Time, (i) each of SECURITY and the SECURITY Subsidiaries will, and their respective directors, officers, employees, agents and representatives will, afford the officers, employees, agents and representatives of RELIASTAR reasonable access at all reasonable times to the officers, employees, representatives, properties, books and records of SECURITY and the SECURITY Subsidiaries, and to the books and records of any predecessors thereof in the possession of SECURITY or any of the SECURITY Subsidiaries, and will furnish to RELIASTAR all financial, operating and other data and information as RELIASTAR, through its officers, employees or representatives, may reasonably request, and
(ii) SECURITY will cooperate with RELIASTAR personnel to facilitate the transition from preclosing operations to postclosing operations; provided that, notwithstanding the foregoing, no person shall have access to information or documents subject to the attorney/client privilege between SECURITY and its counsel to the extent that providing such access would, in the opinion of counsel to SECURITY, constitute a waiver of such privilege. SECURITY agrees to hold in confidence all, and not to disclose to others for any reason whatsoever any, non-public information received by it pursuant to Section 4.4 or otherwise in connection with the transactions contemplated hereby, except (a) as required by law, (b) for disclosure to directors, officers, employees, agents and representatives as necessary to the Merger or as necessary to the operation of its and RELIASTAR's businesses, and (c) for information that becomes publicly available other than through SECURITY or any of the SECURITY Subsidiaries or their respective directors, officers, employees, agents or representatives. In the event that this Agreement is terminated, upon receipt of a written request from RELIASTAR, SECURITY will return to RELIASTAR all documents and other material (and all copies thereof) obtained from RELIASTAR or any of the RELIASTAR Subsidiaries in connection with the transactions contemplated hereby and will destroy all documents and other material prepared by SECURITY or any of the SECURITY Subsidiaries, or their respective directors, officers, employees, agents and representatives, that reflect any such non-public information received by any of them in connection with the transactions contemplated hereby.

      3.6 Dissenters' Rights. SECURITY will not take any action that would affect its stockholders' appraisal rights with respect to the Merger or the other transactions contemplated hereby under the Delaware Law.

      3.7 Tax Certificate. Immediately prior to the Effective Time, SECURITY will deliver a certificate to RELIASTAR and its tax counsel making the representations and warranties substantially in the form attached hereto as
Exhibit 3.7.

      3.8 Amendment to Rights Plan. Prior to the execution and delivery of this Agreement, the Board of Directors of SECURITY authorized an amendment to the SECURITY Rights Agreement to provide that (i) RELIASTAR will not become an "Acquiring Person" as a result of the consummation of the transactions contemplated by this Agreement, (ii) no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the SECURITY Rights Agreement) will occur as a result of the consummation of the transactions contemplated by this Agreement, and (iii) all outstanding SECURITY Rights issued and outstanding under the SECURITY Rights Agreement will expire immediately prior to the Effective Time. As soon as reasonably practicable after the date hereof, SECURITY shall cause said amendment to be documented and to be executed and delivered as of the date hereof. Anything in this Agreement to the contrary notwithstanding, SECURITY shall have the right at any time after the date of this Agreement and prior to the Effective Time to further amend, or take any other action with respect to, the SECURITY Rights Agreement as deemed necessary by SECURITY; provided that any such further action or amendment shall not contravene the amendment contemplated by this Section 3.8.



IV.   COVENANTS OF RELIASTAR

      4.1 Conduct of Business by RELIASTAR and RELIASTAR Subsidiaries Pending the Merger. RELIASTAR covenants and agrees with SECURITY that, with respect to RELIASTAR and the RELIASTAR Subsidiaries, prior to the Effective Time, unless SECURITY shall otherwise agree or as is otherwise contemplated by this
Agreement:

            (a) The businesses of RELIASTAR and the RELIASTAR Subsidiaries will be conducted only in, and RELIASTAR and the RELIASTAR Subsidiaries will not take any material action except in the ordinary course of business and consistent with prior practices.

            (b) Each of RELIASTAR and the RELIASTAR Subsidiaries will not directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber (A) any shares of capital stock of RELIASTAR or any of the RELIASTAR Subsidiaries, except the issuance of RELIASTAR capital stock pursuant to the RELIASTAR DRIP, pursuant to the RELIASTAR Rights Agreement or upon the exercise of options referred to in Section 2.1(b)(ii), and further except for the issuance of RELIASTAR capital stock with a market value not in excess of $50 million, (B) any investment assets of RELIASTAR or any of the RELIASTAR Subsidiaries other than in the ordinary course of business and consistent with prior practices or in transactions not in excess of $50 million in the aggregate, or (C) any other assets or properties of RELIASTAR or any of the RELIASTAR Subsidiaries other than in the ordinary course of business consistent with prior practices or in transactions not in excess of $30 million in the aggregate; (ii) amend or propose to amend its charter or bylaws (provided that this Clause (ii) shall not prohibit any increase in the authorized capital stock of RELIASTAR or any change in the par value of RELIASTAR capital stock); (iii) combine or reclassify any outstanding capital stock (provided that this Clause
(iii) shall not prohibit a stock split), or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to its capital stock whether now or hereafter outstanding, except for
(A) cash dividends from one of the RELIASTAR Subsidiaries to RELIASTAR or another of the RELIASTAR Subsidiaries, (B) regular cash dividends on RELIASTAR's preferred stock and (C) regular quarterly cash dividends on RELIASTAR Common Stock of not more than $.33 per share per quarter on RELIASTAR Common Stock;
(iv) except as described in the RELIASTAR Disclosure Letter, redeem, purchase or acquire or offer to acquire any of their capital stock; or (v) agree or commit to do any of the foregoing.

            (c) Each of RELIASTAR and the RELIASTAR Subsidiaries will not directly or indirectly do any of the following: (i) except pursuant to existing agreements and plans referred to in Section 2.1(b)(ii), grant, issue, sell, pledge or dispose of any options, warrants or rights of any kind to acquire shares of any class of capital stock of RELIASTAR or any of the RELIASTAR Subsidiaries or any securities that are convertible or exchangeable therefor;
(ii) acquire (whether by way of merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof with gross revenues in excess of $35 million during its last fiscal year or a net asset value in excess of $50 million if, after giving effect to any such acquisition, the aggregate consideration paid by RELIASTAR and the RELIASTAR Subsidiaries for all such acquisitions between the date hereof and the Effective Time would exceed $50 million; (iii) incur any indebtedness for borrowed money or issue any debt securities, except under (A) the $200 million commercial paper program and related credit agreement among Chase Manhattan Bank (as successor to Chemical Bank), as agent, the lenders named therein, and ReliaStar Mortgage Corporation, which is guaranteed by ReliaStar Life Insurance Company, which commercial paper program may be increased by $50 million, (B) the loan agreement between First Bank National Association and ReliaStar Mortgage Corporation, which is guaranteed by ReliaStar Life Insurance Company, providing for a $75 million credit facility, (C) the loan agreement between Chase Manhattan Bank (as successor to Chemical Bank), as agent, the lenders named therein, and RELIASTAR, providing for a $75 million credit facility, (D) the loan agreement between Allomon Funding and RELIASTAR providing for a $25 million credit facility, (E) the overdraft line provided by Zapp Bank to PrimeVest Financial Services, Inc., which is guaranteed by RELIASTAR, in the amount of $2 million, (F) the loan agreement between Bankers Trust and PrimeVest Financial Services, Inc. providing for a $5 million credit facility, (G) the agent debt line provided to Northern Life Insurance Company by SeaFirst in the amount of $8 million, (H) intercompany loans and advances, (I) additional credit facilities and debt securities in the aggregate amount of up to $150 million, and (J) any refinancings of the foregoing; (iv) cancel any material debts or obligations owing to it, except in connection with the settlement of policy claims; (v) liquidate or merge into or consolidate with any other corporation; or (vi) agree or commit to do any of the foregoing.

            (d) Subject to the provisions hereof, RELIASTAR will use all reasonable efforts (i) to preserve intact the business organization of RELIASTAR and each of the RELIASTAR Subsidiaries, including without limitation their current product distribution systems, to maintain in effect any licenses, franchises, authorizations or similar rights material to the businesses of RELIASTAR and the RELIASTAR Subsidiaries and to preserve the goodwill of those having relationships with RELIASTAR or any of the RELIASTAR Subsidiaries and
(ii) to cooperate with SECURITY in jointly communicating with SECURITY's employees and with members of SECURITY's product distribution system, including independent contractors, regarding the Merger and continuing operations after consummation of the Merger.

      4.2 Proxy Statement. As promptly as practicable after the date hereof, RELIASTAR will cooperate with SECURITY in drafting the Proxy Statement. The Proxy Statement (as it relates to RELIASTAR) will not contain (with respect to data and information concerning RELIASTAR and the RELIASTAR Subsidiaries furnished by or on behalf of RELIASTAR to SECURITY specifically for use therein) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. RELIASTAR will promptly notify SECURITY in writing if prior to the Effective Time it shall obtain knowledge of any fact that would make it necessary to amend the Proxy Statement in order to render the statements made therein not misleading or to comply with applicable law.

      4.3 Registration Statement. As promptly as practicable after the date hereof, RELIASTAR will file with the SEC a registration statement (the "Registration Statement") on an appropriate form under the 1933 Act with respect to the offering, sale and delivery of the shares of RELIASTAR Common Stock to be issued pursuant to the Merger, and RELIASTAR will use all reasonable efforts to cause such Registration Statement to become effective as promptly as practicable after filing and to cause the shares of RELIASTAR Common Stock to be issued pursuant to the Merger to be duly listed for trading on the New York Stock Exchange. RELIASTAR will also use all reasonable efforts to take action required to be taken under state securities laws in connection with the issuance of RELIASTAR Common Stock pursuant to the Merger. The Registration Statement will comply as to form in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC and (except with respect to data and information concerning SECURITY and the SECURITY Subsidiaries furnished by or on behalf of SECURITY to RELIASTAR specifically for use therein) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. RELIASTAR will advise SECURITY promptly in writing if prior to the Effective Time it shall obtain knowledge of any fact that would make it necessary to amend the Registration Statement in order to render the statements made therein not misleading or to comply with applicable law. RELIASTAR will promptly furnish to SECURITY a true and complete copy of each written communication of RELIASTAR with the SEC with respect to the Registration Statement and will promptly advise SECURITY of the substance of each such oral communication.

      4.4 Access to Information; Confidentiality. From the date hereof to the Effective Time, each of RELIASTAR and the RELIASTAR Subsidiaries will, and their respective directors, officers, employees, agents and representatives will, afford the officers, employees, agents and representatives of SECURITY reasonable access at all reasonable times to the officers, employees, representatives, properties, books and records of RELIASTAR and the RELIASTAR Subsidiaries, and the books and records of any predecessors thereof in the possession of RELIASTAR or any of the RELIASTAR Subsidiaries, and will furnish to SECURITY all financial, operating and other data and information as SECURITY, through its officers, employees or representatives, may reasonably request; provided, that, notwithstanding the foregoing, no person shall have access to information or documents subject to the attorney/client privilege between RELIASTAR and its counsel to the extent that providing such access would, in the opinion of counsel to RELIASTAR, constitute a waiver of such privilege. RELIASTAR agrees to hold in confidence all, and not to disclose to others for any reason whatsoever any, non-public information received by it pursuant to
Section  3.5 or  otherwise  in  connection  with the  transactions  contemplated hereby, except (a) as required by law, (b) for disclosure to directors, officers, employees, agents and representatives as necessary to the Merger or as necessary to the operation of its and SECURITY's businesses, and (c) for information that becomes publicly available other than through RELIASTAR or any of the RELIASTAR Subsidiaries or their respective directors, officers, employees, agents or representatives. In the event that this Agreement is terminated, upon receipt of a written request from SECURITY, RELIASTAR will return to SECURITY all documents and other material (and all copies thereof) obtained from SECURITY or any of the SECURITY Subsidiaries in connection with the transactions contemplated hereby and will destroy all documents and other material prepared by RELIASTAR or any of the RELIASTAR Subsidiaries, or their respective directors, officers, employees, agents and representatives, that reflect any such non-public information received by any of them in connection with the transactions contemplated hereby.

      4.5 Reservation of RELIASTAR Capital Stock. Prior to the Effective Time, RELIASTAR shall reserve for issuance, out of its authorized but unissued capital stock, (a) such number of shares of RELIASTAR Common Stock as may be issuable upon consummation of the Merger (taking into consideration the number of shares of SECURITY Common Stock that may be issuable pursuant to Sections 2.2(b)(ii) and 4.9) and (b) such number of shares of RELIASTAR Junior Preferred Stock as may be necessary for the Rights to attach to the shares of RELIASTAR Common Stock referred to in Clause (a) of this Section 4.5.

      4.6 Tax Certificate. Immediately prior to the Effective Time, RELIASTAR will deliver a certificate to SECURITY and its tax counsel making the representations and warranties substantially in the form attached hereto as
Exhibit 4.6.

      4.7   Employee Benefits.

            (a) Without limiting the obligations of RELIASTAR to assume any SECURITY employee benefit plan, program, policy, contract, agreement or arrangement as may arise by operation of law, at the Effective Time RELIASTAR will assume all SECURITY employee benefit plans, programs, policies, contracts, agreements and arrangements (the "SECURITY Plans") and shall succeed to all rights of SECURITY as the employer or sponsor under the SECURITY Plans to amend, modify or terminate the same in accordance with their terms and applicable law, except to the extent otherwise expressly provided in Exhibit 4.7(b) hereto.

            (b) Following the Effective Time, RELIASTAR agrees to furnish to employees who are employees of SECURITY or any of the SECURITY Subsidiaries the employee benefit plans, programs, policies and arrangements set forth in Exhibit 4.7(b) hereto (the "RELIASTAR Plans"), subject, except to the extent otherwise expressly provided in Exhibit 4.7(b) hereto, to its rights as the employer or sponsor under the RELIASTAR Plans to amend, modify or terminate the same in accordance with their terms and applicable law.

            (c) Nothing contained in this Section 4.7 or elsewhere in this Agreement shall confer, or be deemed to confer, upon any person who is an employee of RELIASTAR or any of the RELIASTAR Subsidiaries or of SECURITY or any of the SECURITY Subsidiaries any rights to continued employment or, except as expressly provided in Exhibit 4.7(b) hereto, to continuation of any benefit plans, programs, policies or arrangements, including the SECURITY Plans and the RELIASTAR Plans, for any particular period of time following consummation of the Merger.

      4.8   Indemnification.

            (a) RELIASTAR agrees that from and after the Effective Time it will assume and honor the indemnification obligations (including any obligations relating to the advancement of expenses) of SECURITY set forth in Article Eleventh of the Certificate of Incorporation of SECURITY as in effect on the date hereof with respect to any and all persons described in such charter provision (the "indemnitees") as to any matter arising out of any action or omission of any such indemnitee prior to the Effective Time (including without limitation indemnification for any claim that is based upon, arises out of or in any way relates to the Merger, the Registration Statement, the Proxy Statement, this Agreement or any of the transactions contemplated hereby) and that such indemnitees shall be entitled to the full benefits of, and RELIASTAR shall be bound by, such charter provision as though such charter provision continued in full force and effect after the Effective Time as an obligation of RELIASTAR with respect to such matters.

            (b) RELIASTAR agrees that for a period of six years from and after the Effective Time it will maintain and cause to remain in effect the current directors' and officers' liability insurance policies maintained by SECURITY or any SECURITY Subsidiary with respect to claims arising from facts or events which occurred at or before the Effective Time; provided, however, that RELIASTAR may substitute therefor new or additional policies of at least the same coverage and amounts and containing terms and conditions no less advantageous than such current directors' and officers' liability insurance policies.

            (c) In the event RELIASTAR or any of its successors or assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of RELIASTAR assume the obligations set forth in this Section 4.8.

            (d) This Section 4.8 shall be construed as an agreement, as to which the indemnitees are intended to be third-party beneficiaries, between RELIASTAR and such indemnitees as unaffiliated third parties and is not subject to any limitations to which RELIASTAR may be subject in indemnifying its own directors or officers or other persons.

      4.9   SECURITY Options.

            (a) Upon and after the Effective Time each unexercised SECURITY Option outstanding immediately prior to the Effective Time will be assumed by RELIASTAR in a manner that will cause RELIASTAR to be a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 422(a)(2) of the Code or, to the extent that Section 422 of the Code does not apply to the option, would cause RELIASTAR to be such a corporation if Section 422 of the Code were applicable to the option. The SECURITY Options assumed by RELIASTAR will be exercisable upon the same terms and conditions as under the applicable SECURITY Option Plan or the governing option agreements (taking into account, without limitation, provisions under which the exercisability of options would be accelerated on account of the transactions contemplated hereby), as the case may be, except that (i) the option shall be exercisable for that number of shares of RELIASTAR Common as would have been received pursuant to Section 1.6(b) at the Effective Time of the Merger for the shares of SECURITY Common Stock subject to the option had the option been exercisable and exercised immediately prior to the Effective Time, and any fractional share of RELIASTAR Common Stock shall be settled at the time the option is exercised by a cash payment equal to the fair market value of such fractional share, and (iii) the exercise price per share of RELIASTAR Common Stock issuable upon the exercise of the option shall be an amount equal to the option price per share of the SECURITY Common Stock in effect immediately prior to the Effective Time, divided by the Exchange Ratio, rounded upward to the nearest full cent; provided that in no event shall the Merger be deemed an event that terminates the option.

            (b) No later than 90 days after the Effective Time, RELIASTAR will file and use all reasonable efforts to obtain effectiveness under the 1933 Act of one or more registration statements on Form S-8, or other applicable form, in respect of shares of RELIASTAR Common Stock into which SECURITY Options that have been converted under this Section 4.9 are exercisable. RELIASTAR further agrees to use all reasonable efforts to keep such registration statement or statements effective by means of all required supplements or amendments thereto until all shares of RELIASTAR Common Stock issuable upon exercise of such SECURITY Options have been issued upon exercise thereof or such options have terminated, as the case may be.

      4.10 Tax Matters. Following the Merger, RELIASTAR will continue the historic business of SECURITY and the SECURITY Subsidiaries or use a significant portion of the historic business assets thereof in a business, in each case within the meaning of Treasury Regulations Section 1.368-1(d).

V.    MUTUAL COVENANTS

      5.1 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

      5.2   Reimbursement of Expenses; SECURITY Fee.

            (a) If (i) there has been no material breach by RELIASTAR of the representations, warranties, covenants and agreements of RELIASTAR under this Agreement (a "Material Breach") and (ii) this Agreement is terminated pursuant to Section 7.1(g) or (k), then SECURITY will promptly thereafter, but in no event later than three business days after receiving a written request by RELIASTAR therefor, pay to RELIASTAR a fee of $8 million.

            (b) If (i) there has been no Material Breach and (ii) this Agreement is terminated pursuant to Section 7.1(c), then SECURITY will promptly thereafter, but in no event later than three business days after receiving a written request by RELIASTAR therefor, pay to RELIASTAR the amount of $2.5 million to reimburse RELIASTAR for its expenses incurred in connection with this Agreement and the transactions contemplated hereby. If at the time this Agreement is terminated pursuant to Section 7.1(c), or at any time within 90 days thereafter an Acquisition Proposal (as defined below) is outstanding and the Acquisition Proposal, as it may be modified, or a substitute, alternative or other Acquisition Proposal, is consummated within 12 months after this Agreement is terminated pursuant to Section 7.1(c), then SECURITY will at the time of such consummation or promptly thereafter, but in no event later than three business days after receiving a written request from RELIASTAR therefor, pay to RELIASTAR a fee of $5.5 million. As used herein, an "Acquisition Proposal" shall mean a publicly-announced offer, or a publicly-announced intent to make an offer, from a party other than RELIASTAR or its affiliates, to acquire SECURITY or SCL in a merger, consolidation, share exchange or other business combination or joint venture, to acquire all or substantially all of the assets of SECURITY or SCL or a substantial part of the assets of SECURITY and the SECURITY Insurance Subsidiaries, taken as a whole, or to acquire at least 50% of the outstanding SECURITY Common Stock or at least 50% of the equity interests in the SECURITY Insurance Subsidiaries, or a negotiated transaction for any of the foregoing. Notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to Section 7.1(c) at a time when either party would have the right to terminate this Agreement pursuant to Section 7.1(g) or 7.1(k), then such termination shall be deemed to be a termination under Section 7.1(g) or (k), as the case may be, no fee shall be payable pursuant to this Section 5.2(b), and the fee payable by SECURITY shall be as set forth in Section 5.2(a).

      5.3 Additional Agreements. In accordance with the terms and subject to the conditions hereof, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to fulfill the conditions and consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

      5.4 Notification of Certain Matters. SECURITY will give prompt notice to RELIASTAR, and RELIASTAR will give prompt notice to SECURITY, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (ii) any material failure of SECURITY or RELIASTAR, or any director, officer, employee, agent or representative thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

      5.5 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, whether before or after the Effective Time, the parties hereto agree to cooperate and use all reasonable efforts to defend against and respond thereto.

      5.6 Compliance with HSR Act. Each of RELIASTAR and SECURITY will use all reasonable efforts to (i) file as promptly as possible and in any event within 20 days after the date of this Agreement with the Department of Justice and the Federal Trade Commission any premerger notification required of it under the HSR Act, (ii) respond promptly to any inquiries from the Department of Justice or the Federal Trade Commission in connection with the transactions contemplated hereby, and (iii) obtain the earliest possible termination or waiver of any applicable HSR Act waiting period.

      5.7 Securities Laws. RELIASTAR and SECURITY acknowledge that the transactions contemplated hereby are subject to the provisions of the 1933 Act and Rule 145 thereunder and of the 1934 Act. Each of RELIASTAR and SECURITY agrees to provide promptly to the other such data and information concerning its financial condition, assets and properties, affairs, operations and businesses as may be required or appropriate for inclusion in the Registration Statement or in the Proxy Statement and to cause its counsel, investment advisors, accountants and actuaries to cooperate with the other's counsel, investment advisors, accountants and actuaries in the preparation of the Registration Statement and the Proxy Statement. Each of RELIASTAR and SECURITY agrees to use its reasonable efforts to have the Registration Statement declared effective under the 1933 Act as soon as may be practicable. Upon the declaration of the effectiveness of the Registration Statement and subject to the provisions of this Agreement and the receipt of the letters and opinions contemplated by Sections 6.2(d), 6.2(h), 6.3(c) and 6.3(f), SECURITY will distribute the Proxy Statement to the stockholders of SECURITY not less than 25 business days prior to the meeting of stockholders of SECURITY. RELIASTAR shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by stockholders of SECURITY who may be "affiliates" pursuant to Rule 145 under the 1933 Act.

VI.   CONDITIONS

      6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party hereto to effect the Merger and to consummate the other transactions contemplated hereby will be subject to the fulfillment at or prior to the Closing of the following conditions:

            (a) The Merger and this Agreement shall have been approved and adopted by the requisite vote of the stockholders of SECURITY as required by law and by any applicable provisions of its certificate of incorporation and bylaws.

            (b) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

            (c) No order shall have been entered and remain in effect in any action or proceeding before any foreign, Federal or state court or governmental agency or other foreign, Federal or state regulatory or administrative agency or commission that would prevent or make illegal the consummation of the Merger.

            (d) The Registration Statement shall be effective, and all post-effective amendments filed with the SEC (if any) shall have been declared effective or shall have been withdrawn, and no stop-order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the SEC.

            (e) The shares of RELIASTAR Common Stock into which the shares of SECURITY Common Stock are to be converted pursuant to this Agreement shall have been approved for listing on the New York Stock Exchange subject to official notice of issuance.

            (f) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental authority or other regulatory body required in connection with the execution, delivery and performance of this Agreement, the failure of which to obtain would prevent the consummation of the Merger or have, individually or in the aggregate, a Material Adverse Effect on SECURITY or a Material Adverse Effect on RELIASTAR, shall have been obtained without the imposition of any conditions which would have, individually or in the aggregate, a Material Adverse Effect on SECURITY or a Material Adverse Effect on RELIASTAR.

            (g) All authorizations, consents, waivers and approvals from parties to contracts or other agreements to which any of SECURITY or RELIASTAR or their respective Subsidiaries is a party, or by which any is bound, which are required to be obtained in connection with the transactions contemplated by this Agreement, the failure of which to obtain would prevent the consummation of the Merger or have, individually or in the aggregate, a Material Adverse Effect on SECURITY or a Material Adverse Effect on RELIASTAR shall have been obtained.

      6.2 Additional Conditions to Obligations of RELIASTAR. The obligations of RELIASTAR to effect the Merger and to consummate the other transactions contemplated hereby are, at the option of RELIASTAR, also subject to the fulfillment at or prior to the Closing of the following conditions:

            (a) The  representations  and  warranties  of SECURITY  contained in
Section 2.2 shall be accurate as of the date of this Agreement and, except to the extent that such representations and warranties refer to a specific date, accurate as if made on the Closing Date, except in the case of either such date for any inaccuracy which individually or in the aggregate does not have a Material Adverse Effect on SECURITY; all of the terms, covenants and conditions of this Agreement to be complied with and performed by SECURITY at or before the Closing shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated as of the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of SECURITY shall have been delivered to RELIASTAR.

            (b) Since the date of this Agreement, no material adverse change in the financial condition, results of operations or businesses of SECURITY and the SECURITY Subsidiaries, taken as a whole, shall have occurred, other than changes resulting from (i) changes in general economic or market conditions, including changes in interest rates, (ii) changes in insurance laws or regulations, or
(iii) matters affecting the life insurance industry generally, and a certificate to such effect dated as of the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of SECURITY shall have been delivered to RELIASTAR.

            (c) Holders of shares of SECURITY Common Stock shall not have dissenters' rights with respect to the Merger or the other transactions contemplated hereby.

            (d) On the date of the Proxy Statement, the RELIASTAR Board shall have received from Donaldson, Lufkin & Jenrette Securities Corporation a written update, dated such date, confirming the opinion referred to in Section 2.1(m).

            (e) RELIASTAR shall have received a written opinion of Murtha, Cullina, Richter and Pinney, counsel to SECURITY, dated as of the Closing Date, substantially to the effect set forth in Exhibit 6.2(e) hereto, together with an opinion of such counsel with respect to AHL as RELIASTAR may reasonably request.

            (f) The RELIASTAR Board shall have received a written opinion of counsel to RELIASTAR, in form and substance reasonably satisfactory to the RELIASTAR Board, dated as of the Closing Date, to the effect that the Merger will qualify as a reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Code.

            (g) RELIASTAR shall have received from Ernst & Young LLP a letter, dated the date of the Proxy Statement, with respect to certain financial information regarding SECURITY included in the Proxy Statement, which letter shall be in form and substance reasonably satisfactory to RELIASTAR and customary in scope and substance for letters delivered by independent public accountants in connection with proxy statements similar to the Proxy Statement.

      6.3 Additional Conditions to Obligations of SECURITY. The obligations of SECURITY to effect the Merger and to consummate the other transactions contemplated hereby are, at the option of SECURITY, also subject to the fulfillment at or prior to the Closing of the following conditions:

            (a) The  representations  and  warranties of RELIASTAR  contained in
Section 2.1 shall be accurate as of the date of this Agreement and, except to the extent that such representations and warranties refer to a specific date, accurate as if made on the Closing Date, except in the case of either such date for any inaccuracy which individually or in the aggregate does not have a Material Adverse Effect on RELIASTAR; all of the terms, covenants and conditions of this Agreement to be complied with and performed by RELIASTAR at or before the Closing shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated as of the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of RELIASTAR shall have been delivered to SECURITY.

            (b) Since the date of this Agreement, no material adverse change in the financial condition, results of operations or businesses of RELIASTAR and the RELIASTAR Subsidiaries, taken as a whole, shall have occurred, other than changes resulting from (i) changes in general economic or market conditions, including changes in interest rates, (ii) changes in insurance laws or regulations, or (iii) matters affecting the life insurance industry generally, and a certificate to such effect dated as of the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of RELIASTAR shall have been delivered to SECURITY.

            (c) On the date of the Proxy Statement, the SECURITY Board shall have received from Merrill Lynch, Pierce, Fenner & Smith Incorporated a written update, dated as of such date, confirming the opinion referred to in Section 2.2(n).

            (d) SECURITY shall have received written opinions of Richard R. Crowl, Senior Vice President, General Counsel and Secretary of RELIASTAR and Faegre & Benson LLP, counsel to RELIASTAR, dated as of the Closing Date, substantially to the effect set forth in Exhibit 6.3(d) hereto.

            (e) The SECURITY Board shall have received a written opinion of counsel to SECURITY, in form and substance reasonably satisfactory to the SECURITY Board, dated as of the Closing Date, to the effect that the Merger will qualify as a reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Code.

            (f) SECURITY shall have received from Deloitte & Touche LLP a letter, dated the effective date of the Registration Statement, with respect to certain financial information regarding RELIASTAR included in the Registration Statement, which letter shall be in form and substance reasonably satisfactory to SECURITY and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

VII. MISCELLANEOUS

      7.1 Termination. This Agreement may be terminated and the Merger and the other transactions contemplated herein may be abandoned at any time prior to the Effective Time, whether prior to or after approval by the stockholders of
SECURITY:

            (a) By the mutual written consent of the RELIASTAR Board and the SECURITY Board.

            (b) By the RELIASTAR Board or the SECURITY Board, if the Merger shall not have been consummated on or before September 30, 1997 (unless such failure to consummate is the result of a breach of the terms hereof in any material respect by the party asserting the termination right).

            (c) By the RELIASTAR Board or the SECURITY Board, if the Merger and this Agreement shall have been submitted to a vote of the stockholders of SECURITY and shall not have been approved by the requisite vote.

            (d) By the SECURITY Board, if a condition to SECURITY's obligations to close set forth in Article VI of this Agreement cannot be met on the Closing Date and is not waived; provided however, that with respect to the failure to satisfy a condition under Section 6.3 that is capable of being cured within 30 days, the right of the SECURITY Board to terminate this Agreement shall exist only if the failure to satisfy such condition is not cured within 30 days after written notice by SECURITY to RELIASTAR of such condition.

            (e) By the RELIASTAR Board, if a condition to RELIASTAR's obligations to close set forth in Article VI of this Agreement cannot be met on the Closing Date and is not waived; provided however, that with respect to the failure to satisfy a condition under Section 6.2 that is capable of being cured within 30 days, the right of the RELIASTAR Board to terminate this Agreement shall exist only if the failure to satisfy such condition is not cured within 30 days after written notice by RELIASTAR to SECURITY of such condition.

            (f) By the RELIASTAR Board or the SECURITY Board, if a final unappealable order to restrain, enjoin or otherwise prevent, or awarding substantial damages in connection with, the consummation of the Merger or the other transactions contemplated hereby shall have been entered by a court of competent jurisdiction or other regulatory authority.

            (g) By the RELIASTAR Board or the SECURITY Board, if the SECURITY Board does not make to the stockholders of SECURITY a favorable recommendation with respect to the Merger or such recommendation is modified or withdrawn in a way detrimental to RELIASTAR (and RELIASTAR and SECURITY agree that a determination by the SECURITY Board not to call the meeting of stockholders contemplated by Section 3.3 or the cancellation or adjournment of such meeting without a vote on the Merger and this Agreement being taken (except under circumstances where SECURITY is otherwise attempting to secure a vote of its stockholders in favor of approval and adoption of the Merger and this Agreement) shall be deemed to be such a failure to make or a withdrawal of such recommendation).

            (h) By the SECURITY Board (during the period commencing on the Approval Date and ending on the fourth business day following the Approval
Date), if the Exchange Price is less than $49.00 and RELIASTAR shall not have designated the Exchange Ratio set forth in Clause (B) of Section 1.6(b)(iv).

            (i) By the RELIASTAR Board (during the period commencing on the Approval Date and ending on the fourth business day following the Approval
Date), if the Exchange Price is greater than $64.30 and SECURITY shall not have designated the Exchange Ratio set forth in Clause (B) of Section 1.6(b)(v).

            (j) By the RELIASTAR Board or the SECURITY Board, if the Rights are triggered and are not redeemed, so that they may be exercised and traded separately pursuant to the RELIASTAR Rights Agreement or the SECURITY Rights are triggered and are not redeemed so that they may be exercised and traded separately pursuant to the SECURITY Rights Agreement.

            (k) By the RELIASTAR Board or the SECURITY Board if SECURITY shall have entered into a definitive agreement for an Acquisition Proposal with a Potential Acquirer in accordance with Section 3.4.

      7.2 Effect of Termination. In the event of any termination of this Agreement pursuant to Section 7.1, RELIASTAR and SECURITY shall have no obligation or liability to each other except that (a) the provisions of the last two sentences of Sections 3.5 and 4.4 and the provisions of Sections 5.1 and 5.2 shall survive any such termination, and (b) nothing herein and no termination pursuant hereto shall relieve any party from liability for any breach of any covenant or agreement of such party contained in this Agreement.

      7.3 Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is, or whose stockholders or stockholders are, entitled to the benefits thereof. This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto; provided however, that after this Agreement has been approved and adopted by the stockholders of SECURITY this Agreement may be amended only as may be permitted by applicable provisions of the Delaware Law.

      7.4 Nonsurvival of Representations and Warranties. No representation or warranty in this Agreement shall survive the consummation of the Merger.

      7.5 Public Statements. RELIASTAR and SECURITY agree to consult with each other prior to issuing any press release or otherwise making any public statement or disclosure with respect to the transactions contemplated hereby, and neither will issue any such press release or make any such public statement or disclosure prior to such consultation, except as may be required by law or applicable stock exchange policy.

      7.6 Knowledge. All references in this Agreement to knowledge of a corporation shall be deemed to mean knowledge of any one or more of its executive officers.

      7.7 Assignment. This Agreement will not be assignable by the parties hereto.

      7.8 Notices. All notices, requests, claims, demands and other communications hereunder will be in writing and will be given (and will be deemed to have been duly received if so given) by delivery by cable, telegram, telex, telecopy or by registered or certified mail, postage prepaid, return receipt requested, to the respective parties as follows:

             if to RELIASTAR:

                  RELIASTAR FINANCIAL CORP.
                  20 Washington Avenue South
                  Minneapolis, Minnesota  55401
                  Attention:  General Counsel

                  Telephone Number:  612/372-5479
                  Telecopy Number:  612/342-3160

                  with a copy to:

                  Faegre & Benson LLP
                  2200 Norwest Center
                  90 South Seventh Street
                  Minneapolis, Minnesota  55402
                  Attention:  Thomas G. Morgan

                  Telephone Number:  612/336-3171
                  Telecopy Number:  612/336-3026

             and if to SECURITY:

                  SECURITY-CONNECTICUT CORPORATION
                  20 Security Drive
                  Avon, Connecticut 06001
                  Attention:  President

                  Telephone Number:  860/674-6214
                  Telecopy Number:  860/674-6097
                        with a copy to:

                  Murtha, Cullina, Richter and Pinney
                  CityPlace 1
                  185 Asylum Street
                  Hartford, Connecticut 06103
                  Attention: Timothy L. Largay

                  Telephone Number: 860/240-6000
                  Telecopy Number: 860/240-6150

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

      7.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAW OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

      7.10 Severability. If any term, provision, covenant, agreement or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, agreements and restrictions of this Agreement will continue in full force and effect and will in no way be affected, impaired or invalidated.

      7.11 Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.

      7.1 Headings. The section headings herein are for convenience only and will not affect the construction hereof.

      7.13 Entire Agreement. This Agreement (a) constitutes the entire agreement between the parties hereto and supersedes all other prior agreements and understandings, both oral and written, between the parties relating to the subject matter hereof and thereof, and (b) except as provided in Section 4.8(e), does not confer upon any person or entity not a party hereto or thereto any rights or remedies hereunder or thereunder.

      7.14 Limited Liability. Notwithstanding any other provision of this Agreement, no stockholder, director, officer, affiliate or representative of SECURITY or RELIASTAR shall have any personal liability in respect of or relating to the covenants, obligations, representations or warranties of such party under this Agreement or in respect of any certificate delivered with respect hereto or thereto, except to the extent that such person or entity has engaged in fraud with respect to such matters. Except as set forth in the preceding sentence, to the fullest extent legally permissible, each of SECURITY and RELIASTAR, for itself and its stockholders, directors, officers and affiliates, waives and agrees not to seek to assert or enforce any such liability that any such person otherwise might have pursuant to applicable law.

      7.15 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING BY OR AGAINST IT WITH RESPECT TO ITS RIGHTS, OBLIGATIONS OR LIABILITIES UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT BY SUCH PARTY ONLY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A JURY TRIAL IN ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT.

      IN WITNESS WHEREOF, RELIASTAR has caused this Agreement to be signed by its Chairman or its President or a Vice President and attested by its Secretary or an Assistant Secretary, and SECURITY has caused this Agreement to be signed by its Chairman or its President or a Vice President and attested by its Secretary or an Assistant Secretary, all as of the date first above written.

                                    RELIASTAR FINANCIAL CORP.


Attest:                             By:  /s/ John G. Turner
                                          Chairman and Chief Executive Officer

/s/ Richard R. Crowl
      Secretary

                                    SECURITY-CONNECTICUT CORPORATION


Attest:                             By:  /s/ Ronald D. Jarvis
                                          Chairman and Chief Executive Officer

/s/ Patricia C. Devita
      Secretary

                                                                    Exhibit 99.1



                                                For Immediate Release
                                                Feb. 24, 1997
Media Contact:    Ruth Weber Kelley -- ReliaStar
                  (612) 372-5628
                  Mark J. Robinson -- Security-Connecticut
                  (860) 679-6838

Investor Contact: Karin E. Glasgow -- ReliaStar
                  (612) 342-3979
                  Charlene H. Fischler, CFA -- Security-Connecticut
                  (860) 674-7686


          RELIASTAR, SECURITY-CONNECTICUT SIGN DEFINITIVE AGREEMENT

                   TO MERGE IN DEAL VALUED AT $488 MILLION

   Combined company to be 11th largest stock life insurance holding company


      MINNEAPOLIS and AVON, CONN. -- ReliaStar Financial Corp. (NYSE: RLR) and Security-Connecticut Corp. (NYSE: SRC) today announced that they have signed a definitive agreement to combine the two companies by merging Security-Connecticut into ReliaStar in a stock-for-stock transaction valued at $488 million, which includes ReliaStar's assumption of $75 million of Security-Connecticut debt.
      After the merger's close, Security-Connecticut's two subsidiaries -- Security-Connecticut Life Insurance Co. and Lincoln Security Life Insurance Co. -- will become members of the ReliaStar Financial Corp. family of companies.

                                     -more-
                                      -53-

RELIASTAR, SECURITY-CONNECTICUT SIGN AGREEMENT  2-2-2

      On a pro forma basis as of Dec. 31, 1996, the combined company would have:
      * Assets under management of $19.9 billion, compared with $18.1 billion for ReliaStar alone;
      * $241.4 billion of life insurance in force, compared with $190.2 billion for ReliaStar alone.

      Based on the Feb. 21, 1997, closing price of ReliaStar common stock and on a $47 price per share for Security-Connecticut common stock, market capitalization on a pro forma basis for the combined organization would be $2.8 billion, compared with $2.4 billion for ReliaStar alone.

      Based on the pro forma combined total assets at year-end 1996, ReliaStar would become the 11th largest publicly held life insurance holding company in the United States.

      The definitive agreement provides for Security-Connecticut shareholders to receive a fraction of a share of ReliaStar common stock to be calculated by dividing $47 by the average closing price of ReliaStar common stock during a period of 20 trading days ending six business days prior to closing, provided the average closing price of ReliaStar common stock during the 20-day trading period remains between $52.65 and $60.65. (See attachment for additional details on terms.)






                                     -more-

RELIASTAR, SECURITY-CONNECTICUT SIGN AGREEMENT  3-3-3

      Based on the closing price of $59.25 for ReliaStar common stock on Friday, Feb. 21, 1997, Security-Connecticut shareholders would receive .7932 of a share of ReliaStar common stock for each share of Security-Connecticut common stock. Assuming the Feb. 21 closing price, ReliaStar would issue approximately seven million additional shares of ReliaStar common stock, and the total value of the transaction would be about $488 million, including $75 million in debt.

      The actual number of shares to be issued in the transaction will be determined at closing based on the average closing price of ReliaStar common stock during a period of 20 trading days ending six business days prior to closing. In addition, ReliaStar will assume $75 million of Security-Connecticut debt in the form of seven-year, 7.125% notes.

      Security-Connecticut common stock closed at $37.50 on Friday, Feb. 21, and has a 52-week high and low of $39.875 and $24.875, respectively. In January 1994, the initial public offering price of Security-Connecticut stock was $22 per share.

      ReliaStar said it will recommend that its board of directors approve a buyback of ReliaStar common stock of up to $100 million in conjunction with the transaction. Terms of the agreement also include a breakup provision for the protection of ReliaStar shareholders that would result in a payment of $8 million to ReliaStar under certain circumstances if the transaction is not completed.





                                     -more-

RELIASTAR, SECURITY-CONNECTICUT SIGN AGREEMENT  4-4-4

      Completion of the merger is subject to normal closing conditions, including approval by Security-Connecticut shareholders and various regulatory approvals. The transaction will be recorded as a purchase under accounting rules. The exchange of shares will be tax-free to Security-Connecticut shareholders. Security-Connecticut will mail proxy statements to solicit shareholder approval during the second quarter. The companies intend to complete the merger within the next 90-120 days.

      "This merger reflects ReliaStar's high regard for Security-Connecticut and our enthusiasm for the potential for growth from each organization," said John
G. Turner, ReliaStar chairman and chief executive officer. "Each organization has products that will be attractive to the other's distribution channels, and, as ReliaStar increases its scope as a broad financial services company, we will now have additional access to customers through Security-Connecticut's top-notch network of life insurance brokerage general agencies. This merger continues our strategy to provide consumers access to personal financial planning advice and sound protection, accumulation and estate planning products through a variety of distribution channels."

      "ReliaStar and Security-Connecticut are a perfect complement to each other in both products and distribution," said Ronald D. Jarvis, Security-Connecticut chairman, president and chief executive officer. "Security-Connecticut has built a strong presence in the individual life insurance market, serving primarily high net worth individuals. ReliaStar's variable life and annuity products, in particular, will be extremely attractive in




                                     -more-

RELIASTAR, SECURITY-CONNECTICUT SIGN AGREEMENT  5-5-5

this  market.  In  addition,   Security-Connecticut   has  strong  second-to-die
universal life and term life products that complement ReliaStar's product portfolio.

      "I'm delighted that we were able to align ourselves with a company of ReliaStar's caliber," Jarvis said. "The benefits that Security-Connecticut will accrue through this partnership-- including broader product offerings, anticipated claims-paying ratings upgrades over time and increased operating efficiency -- will enable us to provide significant value to our distributors and customers."

      Jarvis will continue to serve as chief executive officer of Security-Connecticut Life Insurance Co., which will operate as a free-standing ReliaStar business unit headquartered in Avon, Conn. Jarvis will also become a member of the boards of directors of ReliaStar Life Insurance Co. and ReliaStar Bankers Security Life Insurance Co., two wholly owned subsidiaries of ReliaStar Financial Corp. Jarvis will report to John Flittie, ReliaStar president and chief operating officer.

      Turner, who will remain chairman and chief executive officer of ReliaStar Financial Corp., said that Jarvis will become part of the ReliaStar Management Committee, the senior management group responsible for setting company strategy.

      Both companies indicated their strong interest in the opportunities for growing sales through their respective distribution channels: * ReliaStar's individual life and annuity channels currently include personal producing general agents (PPGAs) selling in all 50 states and a career force that focuses on the military market.



                                     -more-

RELIASTAR, SECURITY-CONNECTICUT SIGN AGREEMENT  6-6-6

      Following the merger, these distribution systems will have access to Security-Connecticut's second-to-die universal life insurance and term life insurance products, which are very competitive tools for a variety of purposes, including estate planning. In addition, Security-Connecticut will introduce in 1997 an equity indexed annuity product followed by an equity indexed universal life product, products not currently available to ReliaStar distributors.

*     Security-Connecticut's distribution systems include:

      - Approximately 450 brokerage general agencies (wholesalers), which account for about 74 percent of life sales;

      -     PPGAs that account for 13 percent of life sales;  and

      - A special markets channel that focuses on the sale of life insuranc and annuities through national marketing organizations, financial institutions and the worksite. This channel accounts for 13 percent of life sales.

* The Security-Connecticut distribution network includes individuals already selling other companies' products in the tax-sheltered annuity (TSA) market. ReliaStar's Northern Life subsidiary, which is a leader in providing TSAs to the K-12 teacher market, can provide top-tier products, sales support and administrative services to these producers.

* The combination of the two companies provides a significant increase in scale for the combined individual life insurance businesses. Based on 1996 results, Security- Connecticut would add



                                     -more-

                                      -58

      RELIASTAR, SECURITY-CONNECTICUT SIGN AGREEMENT  7-7-7

      $253 million to ReliaStar's $503 million of statutory life insurance premiums, a 50 percent increase. Based on 1996 results, Security-Connecticut's sales of individual life insurance would add about 80 percent to ReliaStar's sales of individual life insurance (first-year annualized premiums).

      ReliaStar said that it expects the merger to be essentially non-dilutive to earnings per share in 1997, and accretive to earnings per share in 1998 and beyond, assuming the $100 million buyback of ReliaStar stock in 1997.

      The integration of operations following the merger will result in anticipated combined net pre-tax annualized expense reductions of at least $7 million. ReliaStar said it is essential that Security-Connecticut maintain its high standards of service to its distributors and customers from its Avon, Conn., location.

      "The real leverage in ReliaStar and Security-Connecticut coming together is the tremendous opportunity for cross-selling," said John H. Flittie, ReliaStar president and chief operating officer. "In addition, the potential for increased operating efficiency -- and the resulting expense reductions -- further adds to the benefit of this transaction."






                                     -more-

                                      -59

RELIASTAR, SECURITY-CONNECTICUT SIGN AGREEMENT  8-8-8

      Flittie added that over the last several years, ReliaStar has proven its ability to effectively cross-sell among its operations. In 1996, ReliaStar's cross-selling production exceeded $240 million or about 20 percent of total sales, up from $66 million in 1995.

      Security-Connecticut Corp. is a holding company for Security-Connecticut Life Insurance Co. and Lincoln Security Life Insurance Co., which specialize in life insurance and annuity products sold through a network of independent general agencies and more than 50,000 independent life insurance agents throughout the United States.

     ReliaStar Financial Corp. is a Minneapolis-based holding company that provides financial security through individual life insurance and annuities, employee benefits, reinsurance, retirement plans, mutual funds, residential mortgages and personal finance education. The company was founded in 1885.



                                      -60-